                                                                       Exhibit 8

                [STEPTOE & JOHNSON LLP LETTERHEAD APPEARS HERE]



                                 April 7, 1997




Image Sciences, Inc.                   FormMaker Software, Inc.
5910 North Central Expressway          2300 Windy Ridge Parkway
Suite 800                              Atlanta, GA  30339
Dallas, TX  75206

Ladies and Gentleman:

     You have requested our opinion as to certain federal income tax consequences relating to the conversion of stock of Image Sciences, Inc. ("Image Sciences") and FormMaker Software, Inc. ("FormMaker") into stock of DocuCorp, Inc. ("DocuCorp") pursuant to two merger transactions (collectively, the "Merger") effected under the merger agreement dated January 15, 1997, among DocuCorp, ISI Merger Corp. (the "Texas Sub"), FormMaker Acquisition Corp. (the "Georgia Sub"), Image Sciences, and FormMaker (the "Merger Agreement"). Specifically, you have asked us whether the Merger will qualify either as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") or as an exchange that satisfies the requirements of section 351(a) of the Code.

     As to various facts relevant to our opinion, we have relied upon, without any independent investigation, the documents and representations which you have provided us and your confirmation of the factual information contained herein. We have relied upon: (1) a draft of the Registration Statement of Form S-4 as filed with the Securities and Exchange Commission on April 1, 1997, including the exhibits thereto (the "Registration Statement"), and (2) certain representations that we received from the management of Image Sciences and FormMaker. Our understanding of the facts is based entirely upon these documents that we have reviewed, the representations that we have received, and your confirmation of the factual information contained herein. For purposes of the opinion expressed herein, we have assumed the due authorization and execution of the documents provided us and have made such other assumptions as we deemed appropriate. Our opinion is expressly conditioned upon, and is subject to, the accuracy, validity and completeness of the various representations, assumptions, and facts contained herein.

April 4, 1997
Page 2


     Our opinion also is based upon the Code, Treasury regulations, administrative rulings, judicial decisions, and other applicable authorities as in effect on the date of this letter. The statutory provisions, regulations, and judicial and administrative interpretations on which our opinion is based are subject to change, and any such change could apply retroactively. The opinion expressed herein is rendered as of the date of this letter and we assume no obligation to revise or supplement it or to notify the shareholders of Image Sciences or FormMaker, regardless of whether any of the authorities upon which we have relied are changed hereafter and regardless of whether any such changes are retroactive. In addition, there can be no assurance that the Internal Revenue Service (the "Service") or the courts will agree with our conclusions.

     No opinion is expressed with regards to the treatment of dissenting shareholders of Image Sciences or FormMaker, the tax consequences of the Image Sciences Closing Transactions, or the conversion of Image Sciences Options, FormMaker Options, and FormMaker Warrants into DocuCorp Options and DocuCorp Warrants. Furthermore, the opinion expressed herein may not apply to a person who acquired his or her Image Sciences stock or FormMaker stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. The opinion does not discuss the tax consequences to categories of holders of shares of Image Sciences Common Stock, Image Sciences Preferred Stock, and FormMaker Common Stock that are subject to special treatment under the Code, including without limitation, tax-exempt organizations and holders who are not citizens or residents of the United States, nor does the opinion address the effect of any applicable foreign state, local, or other tax laws. Our opinion assumes that holders of shares of Image Sciences Common Stock, Image Sciences Preferred Stock, and FormMaker Common stock hold their shares as capital assets within the meaning of section 1221 of the Code. For purposes of this opinion, all capitalized terms that are not defined herein have the meaning given in the Registration Statement.

     This opinion is being rendered solely to the holders of Image Sciences Common Stock, Image Sciences Preferred Stock, and FormMaker Common Stock and is solely for their benefit. This opinion may not be relied upon by any other person or persons, or be used for any other purposes, including, but not necessarily limited to, filings with Governmental agencies, without our prior written consent. However, we understand that this opinion will be included as an exhibit to the Registration Statement to be filed with the Securities and Exchange Commission. We consent to the inclusion of our opinion with such filing.

     Subject to the foregoing, in our opinion, the Merger will qualify either as a reorganization within the meaning of section 368(a) of the Code or as an exchange that satisfies the requirements of section 351(a) of the Code. Thus, the Merger will have the following tax consequences.

     No gain or loss will be recognized for federal income tax purposes by Image Sciences, FormMaker, DocuCorp, the Texas Sub, and the Georgia Sub as a result of the Merger.

April 4, 1997
Page 3


          i. No gain or loss will be recognized by holders of Image Sciences Common Stock as a result of the conversion of their shares of Image Sciences Common Stock into shares of DocuCorp Class B Common Stock pursuant to the Merger. The tax basis of the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Common Stock will equal the tax basis of such holder's shares of Image Sciences Common Stock converted in the Merger. The holding period for the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Common Stock will include the holding period for the shares of Image Sciences Common Stock of such holder exchanged in the Merger.

          ii. No gain or loss will be recognized by holders of Image Sciences Preferred Stock as a result of the conversion of their shares of Image Sciences Preferred Stock into shares of DocuCorp Class B Common Stock pursuant to the Merger. The tax basis of the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Preferred Stock will equal the tax basis of such holder's shares of Image Sciences Preferred Stock converted in the Merger. The holding period for the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Preferred Stock will include the holding period for the shares of Image Sciences Preferred Stock of such holder converted in the Merger.

          iii. No gain or loss will be recognized by holders of FormMaker Common Stock as a result of the conversion of their shares of FormMaker Common Stock into shares of DocuCorp Class A Common Stock pursuant to the Merger. The tax basis of the shares of DocuCorp Class A Common Stock received by each holder of FormMaker Common Stock will equal the tax basis of such holder's shares of FormMaker Common Stock converted in the Merger. The holding period for the shares of DocuCorp Class A Common Stock received by each holder of FormMaker Common Stock will include the holding period for the shares of FormMaker Common Stock of such holder converted in the Merger.

     I.   FACTUAL BACKGROUND
          ------------------

               The facts, as we understand them, are set forth below.

April 4, 1997
Page 4


          A.  In General
              ----------

              Image Sciences develops, markets, and supports software products designed to automate the processing of business forms and documents. On the Image Sciences Record Date, there were 2,335,082 shares of Image Sciences Common Stock outstanding held by 124 holders of record, and 1,963,433 shares of Image Sciences Preferred Stock outstanding held by one holder of record. The Image Sciences Preferred Stock votes as a class for the election of directors and is convertible into Image Sciences Common Stock on a one-for-one basis.

              FormMaker develops, markets, installs, and services electronic document automation and imaging systems to meet the needs of insurance, financial services, utilities, healthcare, and other document-intensive industries. On the FormMaker Record Date, there were 6,229,511 shares of FormMaker Common Stock outstanding held by approximately 82 holders of record. The FormMaker Common Stock is entitled to one vote per share.

              DocuCorp was organized on January 13, 1997, as a holding company in connection with the Merger. The authorized capital stock of DocuCorp consists of 28,000,000 shares of DocuCorp stock consisting of 20,000,000 shares of DocuCorp Class A Common Stock, par value $0.01 per share; 7,000,000 shares of DocuCorp Class B Common Stock, par value $0.01 per share; and 1,000,000 shares of DocuCorp Preferred Stock, par value $0.01 per share. The DocuCorp Class A Common Stock and the DocuCorp Class B Common Stock are referred to herein collectively as the "DocuCorp Common Stock."

           B. Description of the Merger and DocuCorp Common Stock Issued Pursuant Thereto
              ----------------------------------------------------------

              In late May 1996, Joe Rose, FormMaker's then President and Chief Executive Officer, and Michael D. Andereck, Image Sciences' Chief Executive Officer and President, initiated discussions relating to a potential transaction between FormMaker and Image Sciences. Throughout July 1996, executive officers of each company met to further discuss the potential transaction. Negotiations between the parties and their respective counsel continued into the first quarter of 1997. On January 13, 1997 and December 9, 1996, respectively, the FormMaker Board and the Image Sciences Board unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby. DocuCorp, Image Sciences, FormMaker, the Texas Sub, and the Georgia Sub executed the Merger Agreement on January 15, 1997.

April 4, 1997
Page 5


              1. Description of the Merger
                 -------------------------

              Pursuant to the Merger Agreement, the Texas Sub will be merged with and into Image Sciences. Each issued and outstanding share of Image Sciences Common Stock will be converted into 1.4432 shares of DocuCorp Class B Common Stock (assuming for such purposes that 477,851 shares of Image Sciences Common Stock and Image Sciences Options to purchase 560,607 shares of Image Sciences Common Stock have been repurchased in the Image Sciences Tender Offer (discussed infra)), and each issued and outstanding
                                      -----
     share of Image Sciences Preferred Stock will be converted into 1.029 shares of DocuCorp Class B Common Stock. Following the Merger, Image Sciences will continue its existence under the laws of the State of Texas, and the separate corporate existence of the Texas Sub will cease. All shares of capital stock of the Texas Sub will be converted into new shares of Image Sciences Common Stock and Image Sciences will be a wholly-owned subsidiary of DocuCorp.

              Also pursuant to the Merger Agreement, the Georgia Sub will be merged with and into FormMaker. Each issued and outstanding share of FormMaker Common Stock will be converted into 0.6818 shares of DocuCorp Class A Common Stock. FormMaker will continue its existence under the laws of the State of Georgia, and the separate corporate existence of the Georgia Sub will cease. All shares of capital stock of the Georgia Sub will be converted into new shares of FormMaker Common Stock and FormMaker will be a wholly-owned subsidiary of DocuCorp.

              At the Effective Time of the Merger, there will be issued and outstanding 4,247,458 shares of DocuCorp Class A Common Stock, 4,700,786 shares of DocuCorp Class B Common Stock, and no shares of DocuCorp Preferred Stock. Thus, the current holders of Image Sciences Common Stock and Image Sciences Preferred Stock, in the aggregate, will own approximately 51% of the then outstanding shares of DocuCorp Common Stock (51% on a fully diluted basis), and the current holders of FormMaker Common Stock, in the aggregate, will own approximately 49% of the then outstanding shares of DocuCorp Common Stock (49% on a fully diluted basis)./1/

     ---------------

/1/ Additionally, pursuant to the Merger Agreement, (1) each vested Image Sciences Option will be converted into a DocuCorp Class B Option, (2) each unvested Image Sciences Option will be converted into a DocuCorp Class A Option,
(3) each FormMaker Option will be converted into a DocuCorp Class A Option, and
(4) each FormMaker Warrant will be converted into a DocuCorp Warrant. However, as stated earlier, our opinion does not address the tax
                                                                  (continued...)

April 4, 1997
Page 6


              Image Sciences Stockholders and FormMaker Stockholders who dissent from the Merger will be paid cash for their shares. However, as a condition to the Merger, Dissenting Shares shall not represent more than eight percent of either the Image Sciences Common Stock or the FormMaker Common Stock outstanding immediately prior to the Effective Time of the Merger. In addition, fractional shares will not be issued pursuant to the Merger, nor will cash be issued in lieu thereof. Instead, the DocuCorp Common Stock to be received in the Merger will be rounded to the nearest whole share. Finally, DocuCorp has agreed to pay the expenses related to the Merger if the Merger becomes effective.

              2. Terms of DocuCorp Stock Issued Pursuant to the Merger
                 -----------------------------------------------------

              The DocuCorp Common Stock entitles the holder to one vote per share, and the election of directors is determined by a plurality of the votes cast. Shares of DocuCorp Class A Common Stock are otherwise identical to shares of DocuCorp Class B Common Stock, except that holders of issued and outstanding shares of DocuCorp Class B Common Stock will have the option to redeem such shares if DocuCorp does not consummate by January 31, 1998, an underwritten public offering of securities of DocuCorp at $62,100,000 or more as of the pricing of the offering and without taking into account any proceeds to be received from such offering (a "Qualified Public Offering")./2/ The redemption right may be exercised at the holder's option during the period that begins February 1, 1998 and ends February 1, 1999, and any shares of DocuCorp Class B Common Stock that are not redeemed as of February 1, 1999, will be converted into DocuCorp Class A Common Stock. If a Qualified Public Offering occurs on or prior to February 1, 1999, each issued and outstanding share of DocuCorp Class B Common Stock will be automatically converted into a share of DocuCorp Class A Common Stock and all redemption obligations on the part of DocuCorp with respect to DocuCorp Class B Common Stock will cease.

     -------------------------
       /1/(...continued)
consequences of the conversion of Image Sciences Options, FormMaker Options and FormMaker Warrants into DocuCorp Options and DocuCorp Warrants.


/2/ The Qualified Public Offering, if it occurs, will be a transaction in which DocuCorp issues its stock for cash and the underwriter is an agent of DocuCorp or the underwriter's ownership of the DocuCorp stock is transitory.

April 4, 1997
Page 7


          C. Image Sciences Closing Transactions
             -----------------------------------

             The Image Sciences Closing Transactions will occur prior to consummation of the Merger. The Image Sciences Closing Transactions consist of the Image Sciences Tender Offer, the Image Sciences Preferred Dividend, and, possibly, the Common Stock Dividend.

             Pursuant to the Image Sciences Tender Offer, Image Sciences is offering to repurchase (1) outstanding shares of Image Sciences Common Stock and (2) outstanding Image Sciences Options that were granted prior to July 31, 1991 (collectively the "Image Sciences Securities") at a price equal to $5.00 less, in the case of stock options, the applicable option exercise price. Image Sciences has set aside the sum of $5,192,291 for the repurchase of Image Sciences Securities and will accept as many tendered Image Sciences Securities as may be purchased with such funds but not to exceed 1,038,188 Image Sciences Securities in total. If the Image Sciences Tender Offer is not fully subscribed, the funds set aside for the Image Sciences Tender Offer that are not used to repurchase Image Sciences Securities will be distributed pro rata (after giving effect to the consummation of the Image Sciences Tender Offer but prior to giving effect to the consummation of the Merger) to all holders of Image Sciences Common Stock as a cash dividend (the "Common Stock Dividend"). In addition, the conversion ratio for the Image Sciences Common Stock in the Merger will be adjusted downward if the Image Sciences Tender Offer is not fully subscribed.

              Concurrently with the Image Sciences Tender Offer, Image Sciences will declare and distribute a $2,807,709 cash dividend to the holder of Image Sciences Preferred Stock in the Image Sciences Preferred Dividend. In consideration for its receipt of the Preferred Dividend, such holder has agreed that (1) its Image Sciences Preferred Stock will have a less favorable conversion ratio than the Image Sciences Common Stock in the Merger, and (2) it will not convert any of its Image Sciences Preferred Stock into Image Sciences Common Stock.

              Image Sciences has agreed that it will not distribute to its stockholders and option holders more than $8 million in connection with the Image Sciences Closing Transactions.

          D.  The Liquidity Agreement
              -----------------------

              Contemporaneously with the Merger Agreement, DocuCorp, Safeguard Scientifics, Inc. ("Safeguard"), and certain shareholders of FormMaker (specifically, Safeguard Scientifics (Delaware), Inc. ("Safeguard Delaware"), Technology Leaders II L.P. and Technology Leaders II Offshore C.V. (such FormMaker Shareholders are referred to

April 4, 1997
Page 8

     herein as the "SG/TL Stockholders")) entered into the Liquidity Agreement. Under the Liquidity Agreement, Safeguard agreed that it will use commercially reasonable efforts to conduct and consummate a Qualified Rights Offering by September 30, 1997. A "Qualified Rights Offering" means a bona fide, stand-by commitment for an underwritten public offering of Company Rights in which the managing underwriter values the equity of DocuCorp immediately prior to the offering at $62.1 million or more (subject to increase based upon unexpected equity issuances by DocuCorp). For this purpose, "Company Rights" means rights to purchase not more than 3,000,000 but not less than 2,000,000 shares of DocuCorp Class A Common Stock./3/

          Safeguard retained discretion to consider such factors as it customarily considers in determining whether a Qualified Rights Offering is appropriate at any particular time, including market conditions and the financial conditions and projected performance of DocuCorp. Safeguard has the exclusive right to initiate a Qualified Rights Offering until December 31, 1997.

          Additionally under the Liquidity Agreement, the SG/TL Stockholders will purchase a certain number of shares of DocuCorp Class A Common Stock if DocuCorp is required to redeem shares of DocuCorp Class B Common Stock. In consideration for this obligation, and upon payment of $6,100 by the SG/TL Stockholders, DocuCorp will issue to the SG/TL Stockholders DocuCorp Warrants to purchase 610,000 shares of DocuCorp Class A Common Stock with an exercise price of $5.00 and a term of three years.

          Finally, under the Liquidity Agreement, and in connection with the New Bank Loan,/4/ Safeguard, on behalf of the SG/TL Stockholders agreed to use commercially reasonable efforts to deliver to DocuCorp at the Closing executed guarantees (the "Guarantees") in favor

     ---------------

  /3/     The Company Rights will be issued to the holders of Safeguard common stock and will be exercisable for a period no greater than 45 days after commencement of the Qualified Rights Offering. The issuance of stock by DocuCorp upon the exercise of the Company Rights will constitute a transaction in which DocuCorp issues its stock for cash and the underwriter is an agent of DocuCorp or the underwriter's ownership of DocuCorp stock is transitory.

  /4/     Under the Merger Agreement, DocuCorp will use commercially reasonable efforts to obtain a line of credit from a bank for $10 million (the "New Bank Loan") on terms substantially similar to the existing FormMaker line of credit with NationsBank of Georgia, National Association. If DocuCorp cannot obtain the New Bank Loan on such terms, FormMaker must use commercially reasonable efforts to amend its line of credit, or obtain appropriate waivers, to permit the Merger and to allow DocuCorp to draw on the entire line of credit for working capital purposes.

April 4, 1997
Page 9


     of the lender under the New Bank Loan but only to the extent required by such lender; provided, however, that (a) the terms of such Guarantees shall be no more favorable to the lender than the terms of the Guaranty dated as of December 20, 1995 delivered by Safeguard in favor of NationsBank of Georgia, National Association, (b) the SG/TL Stockholder's collective liability under the Guarantees shall not exceed $10,000,000 in total, and
     (c) the Guarantees will terminate on the earlier of (i) the expiration of the new Bank Loan or (ii) the consummation of a public offering under the Securities Act with net proceeds to DocuCorp of $10,000,000. If the New Bank Loan is not entered into, the SG/TL Stockholders will use commercially reasonable efforts to guarantee, on terms at least as favorable to the SG/TL Stockholders as the terms of the guarantees now in place, the FormMaker line of credit, amended as contemplated by the Merger Agreement.

          E. Voting and Lock-Up Agreement
             ----------------------------

          Contemporaneously with the Merger Agreement, certain shareholders of Image Sciences and FormMaker entered into the Voting and Lock-Up Agreement. Pursuant to this Agreement, holders of 39 percent of Image Sciences Common Stock and 100 percent of Image Sciences Preferred Stock have agreed to vote their shares in favor of the Merger Agreement. Holders of 80 percent of FormMaker Common Stock have agreed to vote their shares in favor of the Merger Agreement. Except for a Permitted Transfer,/5/ the parties to this agreement may not transfer, sell, offer for sale, contract to sell, or otherwise dispose of (collectively, "Transfer") their Image Sciences Stock or FormMaker Stock, until the earlier of (1) the date of a closing under the Merger Agreement or (2) June 30, 1997. In addition, such parties cannot Transfer any shares of DocuCorp stock acquired pursuant to the Merger Agreement until January 31, 1998.


          F. Representations by the Management of Image Sciences
             ---------------------------------------------------

             The management of Image Sciences made the following representations in connection with this opinion.

     ---------------

  /5/     The term "Permitted Transfer" means (1) at any time, a Transfer by a
Stockholder to an affiliate or subsidiary of such Stockholder or to another Stockholder; (2) during the period prior to the Merger Closing Date, (i) a Transfer as to which Image Sciences shall have consented in writing, in the case of a transfer by a FormMaker Stockholder and (ii) a Transfer as to which FormMaker shall have consented in writing, in the case of a transfer by an Image Sciences Stockholder; and (3) during the period after the Merger Closing Date, a Transfer by any Stockholder as to which DocuCorp shall have consented in writing.

April 4, 1997
Page 10


              1. The Merger has been under consideration since May 1996 and is designed to achieve several business purposes, including (1) expansion of services of FormMaker; (2) expansion of sales networks; (3) combination of knowledgeable and experienced personnel; (4) integration of technology; (5) consolidation of duplicative administrative functions to achieve cost savings; and (6) increased ability to achieve economies of scale.

              2. The fair market value of the DocuCorp stock received by the
                 Image Sciences shareholders (for purposes of this Part I.F., the "Shareholders") will be approximately equal to the fair market value of the stock converted in the Merger.

              3. DocuCorp has no plan or intention after the Merger to sell or otherwise dispose of any of the stock of Image Sciences; to liquidate Image Sciences; to merge Image Sciences into another company; or to cause Image Sciences to sell otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business.

              4. DocuCorp has not issued any stock (or rights to acquire its stock) prior to the Merger and has no plan or intention to issue any stock (or rights to acquire its stock) other than as contemplated in the Merger. Although the DocuCorp Class B Common Stock is redeemable, DocuCorp has no plan or intention to reacquire any of its stock issued in the Merger. If the DocuCorp Class B Common Stock should become redeemable, any subsequent redemption of such stock will depend on whether the DocuCorp shareholder independently chooses to have the stock redeemed.

              5. To the best knowledge and belief of the management of Image
                 Sciences, there is no plan or intention on the part of the Shareholders to sell, exchange, or otherwise dispose of a number of shares of DocuCorp stock received in the Merger that would reduce the Shareholders' ownership of DocuCorp stock to a number of shares having a value (as of the date of the Merger) of less than 50 percent of the value of all formerly outstanding stock of Image Sciences (as of the same date). For purposes of this representation, shares of Image Sciences stock that are surrendered by dissenters were treated as outstanding on the date of the Merger. Moreover, shares of Image Sciences stock that are sold, redeemed, or otherwise disposed of

April 4, 1997
Page 11

                within two years prior to the Merger were considered in making this representation.

          6. During the two year period preceding the Merger, Image Sciences has continued to conduct substantially the same historic business and has not disposed of any significant historic business assets other than in the ordinary course of its business. After the Merger, Image Sciences will continue its historic businesses or use a significant portion (i.e., at least
                                                                  ----
                one third) of its historic business assets in a business.

          7. ISI Merger Corp. is a transitory subsidiary, wholly owned and organized by DocuCorp for the sole purpose of consummating the Merger. ISI Merger Corp. will not conduct any activities other than those required by the Merger.

          8. DocuCorp will acquire all of the Image Sciences stock that remains outstanding after the Image Sciences Closing Transactions solely in exchange for DocuCorp voting stock. These exchanges will occur on approximately the same date, and no stock will be placed in escrow or issued later under a contingent stock arrangement. DocuCorp will not transfer any cash or other property to the Shareholders for any reason in connection with the Merger.
          9. DocuCorp will acquire from the Shareholders an amount of stock representing control, within the meaning of section 368(c) of the Code, of Images Sciences, as measured before taking into account the Image Sciences Closing Transactions.

          10. No stock of ISI Merger Corp. (or rights to acquire such stock) will be issued in the Merger.

          11. DocuCorp will not pay, assume or cause the release of any liabilities of Image Sciences or the Shareholders, and the stock transferred to DocuCorp by the Shareholders will not be subject to any liabilities.

          12. DocuCorp will not pay or assume any reorganization-related expenses of the Image Sciences or the Shareholders that are inherently shareholder expenses.

-------------------

/6/ Reorganization-related expenses that are inherently shareholder expenses include such
                                                                  (continued...)

April 14, 1997
Page 12

          13. There is no intercorporate indebtedness existing between DocuCorp or its wholly owned subsidiaries and Image Sciences.

          14. Neither DocuCorp nor FormMaker have expressed any intention or desire to acquire the approximately $8.0 million in cash currently held by Image Sciences that will be distributed in the Image Sciences Closing Transactions. DocuCorp and FormMaker negotiated to acquire Image Sciences exclusive of the $8.0 million of cash described in the preceding sentence. Neither DocuCorp nor FormMaker made any previous offer to: (1) merge or combine with Image Sciences while it held such cash, or (2) convert the preferred stock of Image Sciences into DocuCorp stock at a higher conversion ratio.

          15. The sole source of funds for the Image Sciences Closing Transactions will be the cash referred to in the immediately preceding paragraph. DocuCorp will not furnish any cash or other property to the Shareholders for this purpose, nor will it furnish any cash or other property to Image Sciences for the purpose of replacing the cash used to make these distributions.

          16. After the Merger, and taking into account any issuance of additional DocuCorp stock; any binding agreement to issue additional DocuCorp stock; the exercise of any DocuCorp stock rights, warrants, or subscriptions; and the sale, exchange, transfer by gift, or other disposition of any DocuCorp stock to be received in the exchange, the Shareholders, together with the shareholders of FormMaker, will own all of the outstanding stock of DocuCorp, and DocuCorp will own all of the outstanding stock of Image Sciences and FormMaker.

          17. Neither Image Sciences nor DocuCorp have any plan or intention to issue, or cause to be issued, additional shares of stock that would result in DocuCorp's owning less than 80 percent of the voting power of Image Sciences or 80 percent of the number of nonvoting shares of Image Sciences stock.

----------------------------
       /6/(continued)
items as legal, accounting, and investment advisory fees of the shareholders.

April 4, 1997
Page 13

          18. After the Merger, Image Sciences will hold all the operating assets of it and ISI Merger Corp. held immediately prior to the Merger, other than the DocuCorp stock transferred to the Shareholders in the Merger. For purposes of this representation, amounts paid to dissenters and other Shareholders, and all redemptions and distributions (including the Image Sciences Closing Transactions) made within two years by either corporation have been included as assets held immediately prior to the Merger.

          19. DocuCorp does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of Image Sciences.

          20. After the Merger, less than 80 percent of the value of the assets of each of DocuCorp and Image Sciences (exclusive of cash and nonconvertible obligations) will be in the form of readily marketable stock and securities.

          21. Neither DocuCorp nor Image Sciences is under the jurisdiction of a court in a Title 11 case, receivership, foreclosure, or similar proceeding.

          22. The Merger is not dependent or otherwise conditioned upon a future public offering of DocuCorp stock or rights to purchase DocuCorp stock. Conversely, such an offering is dependent on a number of future contingencies (e.g., appropriate future market
                                                ----
                conditions and a future valuation of DocuCorp of at least $62.1 million).

          23. No cash will be issued in lieu of fractional shares of DocuCorp stock.

          24. None of the compensation received by any Shareholder-employee of Image Sciences will be separate consideration for, or allocable to, any of their shares of Image Sciences; none of the shares of DocuCorp stock received by any Shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any Shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          25. Payments to dissenters, if any, will be made solely and exclusively by

April 4, 1997
Page 14

                Image Sciences. No such payment or portion thereof will be made or funded, whether directly or indirectly, by DocuCorp.

          26. Other than the Image Sciences Closing Transactions, no shares of Image Sciences stock have been or will be issued, sold, redeemed, or otherwise disposed of prior to the Merger in connection with, or as part of, the plan of reorganization.

          27. To the best knowledge and belief of the management of Image Sciences, there is no plan or intention on the part of the Shareholders to sell, transfer, or otherwise dispose of a number of shares of DocuCorp stock received in the Merger representing more than 20 percent of the voting power of all classes of DocuCorp voting stock (or more than 20 percent of the total number of any class of nonvoting stock issued in the Merger) to a person who has not made a significant transfer of property to DocuCorp.

          28. DocuCorp will remain in existence and has no plan or intention to modify any of the voting rights or other terms of DocuCorp stock issued pursuant to the Merger.

          29. The merger of ISI Merger Corp. with and into Image Sciences will satisfy all of the requirements for treatment as a statutory merger under applicable state law.

          30. The facts and representations contained in the opinion letter are true, correct and complete in all material respects.

          With respect to representations five and twenty-seven, we have assumed that the shareholders of Image Sciences will act in a manner consistent with management's knowledge and belief.

     G. Representations by the Management of FormMaker
        ----------------------------------------------

          The management of FormMaker made the following representations in connection with this opinion.

          1. The Merger has been under consideration since May 1996 and is designed to achieve several business purposes, including (1) expansion of services of FormMaker; (2) expansion of sales networks; (3) combination of knowledgeable and experienced

April 4, 1997
Page 15

                personnel; (4) integration of technology; (5) consolidation of duplicative administrative functions to achieve cost savings; and (6) increased ability to achieve economies of scale.

          2. The fair market value of the DocuCorp stock received by the FormMaker shareholders (for purposes of this Part I.G., the "Shareholders") will be approximately equal to the fair market value of the stock converted in the Merger.

          3. DocuCorp has no plan or intention after the Merger to sell or otherwise dispose of any of the stock of FormMaker; to liquidate FormMaker; to merge FormMaker into another company; or to cause FormMaker to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business.

          4. DocuCorp has not issued any stock (or rights to acquire its stock) prior to the Merger and has no plan or intention to issue any stock (or rights to acquire its stock) other than as contemplated in the Merger. Although the DocuCorp Class B Common Stock is redeemable, DocuCorp has no plan or intention to reacquire any of its stock issued in the Merger. If the DocuCorp Class B Common Stock should become redeemable, any subsequent redemption of such stock will depend on whether the DocuCorp shareholder independently chooses to have the stock redeemed.

          5. To the best knowledge and belief of the management of FormMaker, there is no plan or intention on the part of the Shareholders to sell, exchange, or otherwise dispose of a number of shares of DocuCorp stock received in the Merger that would reduce the Shareholders' ownership of DocuCorp stock to a number of shares having a value (as of the date of the Merger) of less than 50 percent of the value of all formerly outstanding stock of FormMaker stock (as of the same date). For purposes of this representation, shares of the FormMaker that are surrendered by dissenters were treated as outstanding on the date of the Merger. Moreover, shares of FormMaker that are sold, redeemed, or otherwise disposed of prior to the Merger, other than the sale of 502,640 shares of FormMaker stock by Mr. Wilkes, were considered in making this representation.

           6.   During the two year period preceding the Merger, FormMaker has

April 4, 1997
Page 16

                continued to conduct substantially the same historic business and has not disposed of any significant historic business assets other than in the ordinary course of its business. After the Merger, FormMaker will continue its historic businesses or use a significant portion (i.e., at least one third) of their
                                     ----
                historic business assets in a business.

          7. FormMaker Acquisition Corp. is a transitory subsidiary, wholly owned and organized by DocuCorp for the sole purpose of consummating the Merger. FormMaker Acquisition Corp. will not conduct any activities other than those required by the Merger.

          8. DocuCorp will acquire all of the FormMaker stock solely in exchange for DocuCorp voting stock and will not transfer any cash or other property to the Shareholders. These exchanges will occur on approximately the same date, and no stock will be placed in escrow or will be issued later under a contingent stock arrangement. DocuCorp will not transfer any cash or other property to the Shareholders for any reason in connection with the Merger.

          9. Other than the sale of 502,640 shares of FormMaker stock by Mr. Wilkes, no shares of FormMaker stock have been or will be issued, sold, redeemed, or otherwise disposed of prior to the Merger in connection with, or as part of, the plan of reorganization.

          10. No stock of FormMaker Acquisition Corp. (or rights to acquire such stock) will be issued in the Merger.

          11. DocuCorp will not pay, assume or cause the release of any liabilities of FormMaker or its Shareholders, and the stock transferred to DocuCorp by the Shareholders will not be subject to any liabilities.

          12. DocuCorp will not pay or assume any reorganization-related expenses of FormMaker or the Shareholders that are inherently shareholder expenses.

          13. There is no intercorporate indebtedness existing between DocuCorp or its wholly owned subsidiaries and FormMaker.

    ---------------------
/7/ Reorganization-related expenses that are inherently shareholder expenses include such items as legal, accounting, and investment advisory fees of the shareholders.

April 4, 1997
Page 17

          14. Neither FormMaker nor DocuCorp wishes to acquire, and has no intention of acquiring, approximately $8.0 million in cash currently held by Image Sciences to be distributed in the Image Sciences Closing Transactions. FormMaker and DocuCorp negotiated to acquire Image Sciences exclusive of the approximate $8.0 million cash described in the preceding sentence. Neither FormMaker nor DocuCorp made any previous offer to: (1) merge or combine with Image Sciences while it held such cash, or (2) convert the preferred stock of Image Sciences into DocuCorp stock at a higher conversion ratio.


          15. After the Merger, and taking into account any issuance of additional DocuCorp stock; any binding agreement to issue additional DocuCorp stock; the exercise of any DocuCorp stock rights, warrants, or subscriptions; and the sale, exchange, transfer by gift, or other disposition of any DocuCorp stock to be received in the exchange, the Shareholders, together with the shareholders of Image Sciences, will own all of the outstanding stock of DocuCorp, and DocuCorp will own all of the outstanding stock of Image Sciences and FormMaker.

          16. Neither FormMaker nor DocuCorp have any plan or intention to issue, or cause to be issued, additional shares of stock that would result in DocuCorp's owning less than 80 percent of the voting power of FormMaker or 80 percent of the number of nonvoting shares of FormMaker stock.

          17. After the Merger, FormMaker will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of it and FormMaker Acquisition Corp. held immediately prior to the Merger, other than DocuCorp stock transferred to the Shareholders in the Merger. For purposes of this representation, amounts paid to dissenters and other Shareholders, and all redemptions and distributions (except for regular, normal dividends) made by either corporation within two years have been included as assets held by them immediately prior to the Merger.

April 4,1997
Page 18

          18. DocuCorp does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of FormMaker.

          19. After the Merger, less than 80 percent of the value of the assets of each of DocuCorp and FormMaker (exclusive of cash and nonconvertible obligations) will be in the form of readily marketable stock and securities.

          20. Neither FormMaker nor DocuCorp is under the jurisdiction of a court in a Title 11 case, receivership, foreclosure, or similar proceeding.

          21. The Merger is not dependent or otherwise conditioned upon a future public offering of DocuCorp stock or rights to purchase DocuCorp stock. Conversely, such an offering is dependent on a number of future contingencies (e.g., appropriate future market
                                                - -
                conditions and a future valuation of DocuCorp of at least $62.1 million).

          22. No payment of cash will be made in lieu of fractional shares of DocuCorp stock.

          23. None of the compensation received by any Shareholder-employee of FormMaker will be separate consideration for, or allocable to, any of their shares of FormMaker; none of the shares of DocuCorp stock received by any Shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any Shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          24. Payments to dissenters, if any, will be made solely and exclusively by FormMaker. No such payment or portion thereof will be made or funded, whether directly or indirectly, by DocuCorp.

          25. To the best knowledge and belief of the management of FormMaker, there is no plan or intention on the part of the Shareholders to sell, transfer, or otherwise dispose of a number of shares of DocuCorp stock received in the Merger representing more than 20 percent of the voting power of all classes of DocuCorp voting stock (or more than 20 percent of the total number of any class of nonvoting stock issued

April 4, 1997
Page 19

                in the Merger) to a person who has not made a significant transfer of property to DocuCorp.

          26. DocuCorp will remain in existence and has no plan or intention to modify any of the voting rights or other terms of the DocuCorp stock issued pursuant to the Merger.

          27. The merger of FormMaker Acquisition Corp. with and into FormMaker will satisfy all of the requirements for treatment as a statutory merger under applicable state law.

          28. The facts and representations contained in the opinion letter are true, correct and complete in all material respects.

        With respect to representations five and twenty-five, we have assumed that the shareholders of FormMaker will act in a manner consistent with management's knowledge and belief.

   II.  FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
        ---------------------------------------------

          This Part II. considers certain Federal income tax consequences of the Merger. As explained in greater detail below, we believe that the Merger will qualify either as a reorganization under section 368(a) of the Code, or as an exchange that satisfies the requirements of section 351(a) of the Code. Part II.A., infra, analyzes the Merger as a reorganization pursuant to section
          -----
   368(a)(1)(B). Part II.B., infra, analyzes the Merger with respect to
                             -----
   FormMaker as a reorganization pursuant to section 368(a)(2)(E). Part II.C., infra, analyzes the Merger as an exchange that satisfies the requirements
   -----
   of section 351(a). Part II.D., infra, discusses the Federal income tax consequences to the corporations involved and to the Image Sciences and FormMaker shareholders as a result of our conclusions under sections 368(a) and 351(a).

     A.   The Merger Qualifies for Tax-Free Treatment as a
          Stock-For-Stock Reorganization Under Section
          368(a)(1)(B)
          -------------------------------------------------

          For the reasons set forth below, we believe that the Merger qualifies for tax-free treatment under section 368(a)(1)(B). A transaction that is structured as a reverse subsidiary merger, such as the Merger in this case, may qualify for tax-free treatment as a stock-for-stock reorganization under section 368(a)(1)(B). In Rev. Rul. 67-448, 1967-2 C.B. 144, the parent company formed a new subsidiary, which merged into the target. The target shareholders exchanged their target stock for parent company stock in the merger, and the parent company acquired all of the target stock in the merger. The Service ignored the

April 4, 1997
Page 20

   transitory subsidiary and concluded that in substance, the parent company acquired the target stock solely in exchange for its voting stock within the meaning of section 368(a)(1)(B). Although Rev. Rul. 67-448 was issued prior to the enactment of section 368(a)(2)(E) (which confers reorganization status on reverse subsidiary mergers that meet certain tests),/8/ the Service recognized the continued validity of Revenue Ruling 67-448 with the issuance in 1985 of Treas. Reg. (S) 1.368-2(j)(7) (Exs. 4 & 5)./9/ See also Rev. Rul.
                                                             --------
   74-564, 1974-2 C.B. 124.

          In the instant case, the management of Image Sciences and FormMaker have represented that the existence of the Texas Sub and the Georgia Sub, respectively, are transitory and that the Texas Sub and the Georgia Sub were organized solely for the purpose of consummating the Merger. Thus, the transitory existence of the Texas Sub and the Georgia Sub will be ignored, and the Merger will be treated as the surrender of Image Sciences and FormMaker stock in exchange for DocuCorp stock.

          1. Statutory Requirements for a Reorganization under Section 368(a)(1)(B)
             --------------------------------------------------------------

          For a reorganization under section 368(a)(1)(B) to occur, one corporation must acquire "control" of another corporation solely in exchange for its voting stock.

               a. Control Immediately After the Acquisition
                  -----------------------------------------

          A transfer of stock to an acquiring corporation qualifies for tax-free treatment under section 368(a)(1)(B) if the acquiring corporation has control of the target immediately after the acquisition. The determination of whether the acquiring corporation has control is made pursuant to section 368(c).
   Section 368 defines control as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of voting stock and at least 80 percent of the total number of shares of all other classes of stock of the corporation. In the instant case, the management of Image Sciences and FormMaker have

   ----------------------------


/8/ See discussion in Part II.B.1, infra. Rev. Rul. 67-448 was issued in 1967;
    ---                            -----
section 368(a)(2)(E) was enacted in 1971.

/9/ Both examples involve situations in which the parent company is treated as acquiring less than 80 percent of the target company stock, thus failing to qualify for tax-free treatment under section 368(a)(2)(E). Each example states that if the merged subsidiary were a transitory corporation formed solely for the purposes of effectuating the transaction, the transaction may qualify as a stock-for-stock reorganization provided that the applicable requirements are satisfied.

April 4, 1997
Page 21

     represented that their respective shareholders will surrender all the outstanding Image Sciences and FormMaker stock in exchange for the DocuCorp voting stock. Therefore, the "control immediately after the acquisition" requirement of section 368(a)(1)(B) will be satisfied.

                    (1) Effect of a Public Offering on the Control
                        Requirement
                        --------------------------------------------------------

          The effect of a Qualified Rights Offering or Qualified Public
     Offering (collectively, the "Possible Offering" or "Offering") on the control requirement must be considered. If the Merger and the Possible Offering, if it occurs, are treated as steps of a single integrated plan, the issue arises as to whether the acquisition of Image Sciences and FormMaker stock, followed by the public offering of DocuCorp stock, affects DocuCorp's control of Image Sciences and FormMaker.

          As an initial matter, the Possible Offering should not affect the control requirement, because the Offering and the Merger should be treated as separate and independent transactions. The Merger relates to the reorganization of Image Sciences and FormMaker, which, the parties have represented, is designed to achieve a number of business purposes, including increased (1) diversification of services, (2) expansion of sales networks, (3) combination of knowledgeable and experienced personnel, (4) integration of technology, (5) consolidation of duplicative administrative functions, and (6) increased ability to achieve economies of scale. In contrast, a Possible Offering would not necessarily further these goals. Further, although the Merger Agreement and the Liquidity Agreement were entered into contemporaneously and in connection with one another, Image Sciences and FormMaker have represented that the Merger is not dependent or otherwise conditioned upon a future public offering of DocuCorp stock or rights to purchase such stock. The Merger will be effectuated regardless of the occurrence of a Possible Offering. Moreover, a Possible Offering, whether pursuant to a Qualified Rights Offering or Qualified Public Offering, will not take place if the net equity of DocuCorp is valued at less than $62.1 million. Therefore, the Possible Offering is subject to a substantial condition and should not be combined with the Merger.

          However, even if the Possible Offering occurs and is combined with the Merger, the Merger nevertheless will satisfy the control requirement. The Service has privately ruled that a stock-for-stock exchange may qualify for tax-free treatment under section 368(a)(1)(B) even if it immediately precedes, and is consummated as part of, a planned public offering of the acquiring company, so long as the transaction, when viewed in its entirety, satisfies the requirements of a tax-free stock-for-stock reorganization. See, e.g., Priv. Ltr. Rul. 85-22-074 (Mar. 6, 1985) (the transfer of stock
     ---  ----
     of an operating company

April 4, 1997
Page 22

     to a new holding company, followed by the initial public offering of 41 percent of the holding company common stock qualifies for tax-free treatment under section 368(a)(1)(B)); Priv. Ltr. Rul. 85-23-014 (Mar. 1,
     1985) (same result where the transfer of the stock of three operating companies to a new holding company is followed by an initial public offering of approximately 20 percent of the holding company stock); Priv. Ltr. Rul. 78-06-087 (Nov. 14, 1977) (same result where shortly after consummation of the stock-for-stock exchange, holding company will enter into a firm commitment underwriting agreement to make a public offering of its stock).

          In each of the above private letter rulings, the Service concluded that the control requirement was satisfied where the acquiring company represented that it had no plan or intention to sell or otherwise dispose of any target stock acquired in the transaction, to liquidate the target, to merge it into another corporation, or to cause the sale or other disposition of any of target's assets other than those incurred in the ordinary course of business./10/ In the instant case, the parties have represented that DocuCorp has no plan or intention after the Merger to sell or otherwise dispose of any Image Sciences or FormMaker stock, to liquidate or merge either company, or to cause the sale of either company's assets (other than in the ordinary course of business). Therefore, the Possible Offering, if it occurs, will not cause the Merger to fail the control requirement.

                    (2) Effect of Image Sciences Tender Offer on the
                        Control Requirement
                        --------------------------------------------

          As discussed in the Factual Background,/11/ Image Sciences is offering to repurchase shares of the Image Sciences common stock and options to purchase shares of such stock. Image Sciences has set aside $5,192,291 for the Tender Offer. The concern raised by the Image Sciences Tender Offer is whether the stock tendered will be considered outstanding for purposes of the control test.

     The Service has ruled that preferred stock that was called for retirement immediately prior to a stock-for-stock exchange but not yet presented for redemption would be disregarded for purposes of determining control under section 368(a)(1)(B). Rev. Rul. 55-440, 1955-2 C.B. 226. In so ruling, the
     Service noted that the rights of the preferred shareholders as shareholders terminated upon the call of the preferred shares. Id. Similarly in the
                                                       --
     present case, the rights of the Image Sciences common shareholders who tender their

     ---------------------------

/10/ See Priv. Ltr. Rul. 85-22-074, representation (d); Priv. Ltr. Rul.85-23-4-23-014, representation (d); Priv. Ltr. Rul. 78-06-087, representation (c).

/11/ See Part I.C., supra.
     ---            -----

April 4, 1997
Page 23

     shares for redemption will terminate upon the tender. Accordingly, the tendered shares will not be considered outstanding for purposes of the control test.

               b. Solely for Voting Stock Requirement
                  -----------------------------------

          A transfer of stock to an acquiring company qualifies for tax-free treatment under section 368(a)(1)(B) if the sole consideration used by the acquiring company to acquire such stock is voting stock of either the acquiring company or its parent. The courts have strictly applied the "solely for voting stock" rule. See, e.g., Helvering v. Southwest Consol.
                                      ---  ----  ------------------------------
     Corp., 315 U.S. 194, 198 (1942) (the term "'solely' leaves no leeway.
     -----
     Voting stock plus some other consideration does not meet the statutory requirement . . . . "); Commissioner v. Turnbow, 286 F.2d 669 (9th Cir.
                             -----------------------
     1960) (the receipt of stock and cash does not satisfy the solely for voting stock requirement), aff'd, 368 U.S. 337 (1961).
                         -----

                (1) Effect of Payment of Expenses in Connection with the Merger
                                                                         ------
                   on the Solely for Voting Stock Requirement
                   ----------------------------------------------

          The Service allows the acquiring company to assume or pay directly those expenses of the target and its shareholders that are "solely and directly related to the stock-for-stock reorganization" without violating the solely for voting stock requirement. Rev. Rul. 73-54, 1973-1 C.B. 187. Such expenses include legal and accounting fees, appraisal fees, security underwriting and registration costs, transfer taxes, and transfer agents' fees. The acquiring company is not permitted to transfer cash to the target or its shareholders to pay such expenses. Moreover, the acquiring company cannot assume the payment of those expenses that are inherently shareholder expenses, such as shareholders' legal, accounting, or investment advisory fees. Id.
           ---

          In the instant case, the parties have represented that the Image Sciences and FormMaker stock will be acquired solely in exchange for DocuCorp voting stock. DocuCorp will not transfer any other property to, or assume any liabilities of, the Image Sciences and FormMaker shareholders, nor will it pay or assume any reorganization-related expenses of either company or its shareholders that are inherently shareholder expenses. Therefore, the solely for voting stock requirement of section 368(a)(1)(B) will be satisfied.

                (2) Effect of Payments To Dissenters on the Solely for Voting
                                                                       ------
                   Stock Requirement
                   ---------------------

          The Service permits a target corporation to pay cash to dissenting shareholders in redemption of their stock without violating the solely for voting stock requirement. Rev. Rul. 68-285, 1968-1 C.B. 147. If payments are made by the acquiring

April 4, 1997
Page 24

     corporation, or the acquiring corporation reimburses the target corporation for its payment to dissenting shareholders, however, the transaction fails to qualify under section 368(a)(1)(B). Id.; see also Rev. Rul. 73-102,
                                            --   --------
     1973-1 C.B. 186.


          The Image Sciences and FormMaker common shareholders have dissenters' rights under their respective state corporation laws. However, the management of Image Sciences and FormMaker have represented that cash payments to dissenting shareholders of each company will be made by Image Sciences and FormMaker, respectively, and that DocuCorp will neither pay the dissenting shareholders nor reimburse Image Sciences or FormMaker for their payments to dissenting shareholders. Accordingly, payments made to dissenting shareholders will not violate the solely for voting stock requirement.

               (3) Effect of Image Sciences Tender Offer on the Solely for

                   Voting Stock Requirement
                   ------------------------

          As discussed in the Factual Background,/12/ Image Sciences is offering to repurchase shares of the Image Sciences common stock and options to purchase shares of such stock. If the Image Sciences Tender Offer is not fully subscribed, the funds set aside for the Tender Offer, $5,192,291, will be distributed pro rata to the common shareholders as a cash dividend. Concurrently with the Image Sciences Tender Offer, Image Sciences will declare and distribute a $2,807,709 cash dividend to the holder of the Image Sciences Preferred Stock. In consideration for its receipt of the preferred dividend, such holder has agreed to accept a less favorable conversion ratio than the common shareholders and has agreed not to convert any of its preferred stock into common stock. Image Sciences has agreed not to distribute more than $8 million in connection with these transactions. The concern raised by these transactions is whether such pre-reorganization distributions could be viewed as the payment of consideration other than voting stock of DocuCorp.

         The Service has ruled that a dividend distribution made by the target corporation immediately preceding a reorganization does not violate the solely for voting stock requirement, where the funds emanate from the target rather than the acquiring party. Rev. Rul. 70-172, 1970-1 C.B. 77 (ruling that distribution of property by a target to its shareholder immediately prior to a reorganization did not violate the solely for voting stock requirement of section 368(a)(1)(B)); Rev. Rul. 68-435, 1968-2 C.B. 155(same result where a target paid a dividend to its shareholders, which, but for a delay in the closing date, would have been paid by the acquiring corporation); Rev. Rul. 56-184, 1956-1 C.B. 190 (same result where a target distributed all its earnings from the date the parties fixed the number of


     ---------------------

/12/ See Part I.C., supra.
     ---            -----

April 4, 1997
Page 25


     shares to be exchanged to the closing date).  See also Rev. Rul. 70-434,
                                                   --- ----
     1970-2 C.B. 83 (distribution of unwanted subsidiary followed by acquisition of distributing corporation in a reorganization under section 368(a)(1)(B)).

          In the instant case, the parties have represented that Image Sciences will provide the funds for the distributions. Neither DocuCorp nor FormMaker will distribute cash to the Image Sciences shareholders or reimburse Image Sciences for the amount of the distributions. The parties, in the course of their negotiations, have valued the assets of Image Sciences for purposes of the merger exclusive of the amount to be distributed, and neither DocuCorp nor FormMaker wishes to acquire the $8 million cash held by Image Sciences. The adjustment in the Merger conversion ratio for the Image Sciences Preferred Stock merely reflects the Image Sciences Preferred Dividend, which is paid by Image Sciences, not DocuCorp. Accordingly, the Image Sciences Tender Offer will not violate the solely for stock requirement.

               (4) Effect of the Possible Offering on the Solely for Voting
                   Stock Requirement
                   -------------------------------------------------------------

          The Possible Offering should not affect the solely for voting stock requirement because, for the reasons previously discussed, the Offering should be treated as separate and independent of the Merger./13/ However, even if the Possible Offering occurs and is combined with the Merger, the Merger nevertheless will satisfy the solely for voting stock requirement. As discussed in connection with the control requirement, the Service has privately ruled that a stock-for-stock exchange that is a part of a planned public offering may qualify for tax-free treatment under section 368(a)(1)(B) so long as the transaction, when viewed in its entirety, satisfies the requirements of a tax-free stock-for-stock reorganization./14/

          The Service has even ruled that the sale by target shareholders of acquiring company stock in connection with and immediately following a stock-for-stock exchange does not violate the solely for voting stock requirement. Gen. Couns. Mem. 30,420 (Dec. 11, 1957) (ruling that the receipt and the sale of acquiring corporation stock were not interdependent and, therefore, were respected as separate transactions); Priv. Ltr. Rul. 84-35-047 (May 25, 1984) (concluding that a transaction qualified as a stock-for-stock

     ---------------------

     /13/See Part II.A.1.a.(1)., supra, for a discussion of the separate and
                                 -----
independent nature of the Possible Offering and the Merger.

     /14/See, e.g., Priv. Ltr. Rul. 85-22-074, Priv. Ltr. Rul. 85-23-014, and
         ---  ----
Priv. Ltr. Rul. 78-06-087, discussed in Part II.A.1.a.(1)., supra.
                                                            -----

April 4, 1997
Page 26


     reorganization where after the stock-for-stock exchange, eleven of the shareholders sold a portion of their stock as part of an initial public offering).

          In the instant case, Image Sciences and FormMaker have represented that their shareholders will receive only DocuCorp stock in exchange for their Image Sciences and FormMaker stock. None of the net proceeds of the Offering are planned to be distributed to the shareholders. Accordingly, the Possible Offering, if it occurs, will not cause the Merger to fail the solely for voting stock requirement./15/


                         (5) Effect of Certain Other Provisions and Agreements
                             on the Solely for Voting Stock Requirement
                             -------------------------------------------------

          Certain other provisions and agreements raise issues under the solely for voting stock requirement. Such other provisions and agreements are:
     (1) the redemption feature of the DocuCorp Class B Common Stock; (2) the issuance of warrants to the SG/TL Stockholders in consideration for their obligation to purchase Class A Common Stock from DocuCorp; and (3) the responsibility for registration expenses of a Qualified Rights Offering.


                             a)   Option to Redeem Class B Common Stock
                                  -------------------------------------

          The Service has ruled that where the stock issued in a reorganization contains a unilateral right permitting the holder to require redemption of the stock by the issuer in exchange for property, the presence of such right does not violate the solely for stock requirement. Rev. Rul. 69-265, 1969-1 C.B. 109 (Situation 2) (shareholder had the right to redeem its stock in exchange for portfolio stock held by the corporation). On the other hand, the Service has ruled that the right of a shareholder to compel redemption at a fixed cash price does violate the solely for voting stock requirement, because such right eliminates the downside market risk inherent in an equity interest. Gen. Couns. Mem. 37,612 (July 21,


-------------------------

/15/ The Service conceivably could argue that a Qualified Rights Offering itself, or the right to initiate such an offering, somehow violates the "solely for voting stock" requirement as applied to Safeguard. However, such an argument would be difficult to make because Safeguard is not a shareholder of FormMaker, and because many shareholders hold FormMaker Common Stock, yet only one party would be receiving such a benefit. Moreover, management of Image Sciences and FormMaker have represented that the fair market value of DocuCorp stock received in the Merger will be approximately equal to the fair market value of the stock converted in the Merger, and that the stock of Image Sciences and FormMaker will be acquired solely in exchange for DocuCorp voting stock. Accordingly, the Qualified Rights Offering is best viewed merely as a mechanism for DocuCorp to take itself public.

April 4, 1997
Page 27

     1978).


          However, rescission provisions that allow shareholders to force the redemption of their stock upon default of certain covenants has been found not to constitute other property under 356(a). Rev. Rul. 78-142, 1978-1 C.B. 111. The determinative factors were the qualified and contingent nature of the rescission provision and the fact that the provision was an inherent feature of the stock and, therefore, not personal to the shareholder. Id.; see also Rev. Rul. 75-33, 1975-1 C.B. 115 (right to
                  ---  --------
     receive additional dividends was considered an attribute of the stock, because it was inseparable from other rights inherent in the stock and was not personal to the shareholder).

          In the present case, even though a holder of the DocuCorp Class B Common Stock will have the option to have such shares redeemed at a fixed cash price, the redemption rights are contingent upon the failure of DocuCorp to consummate a Qualified Public Offering by January 31, 1998./16/ Moreover, the redemption rights are inherent in the DocuCorp Class B Common Stock and are thus not personal to the shareholders. Accordingly, the redemption rights are analogous to those involved in Rev. Rul. 78-142, supra, and will not violate the solely for voting stock requirement.
     -----

                         b)   Warrants to Purchase DocuCorp Class A Common Stock
                              --------------------------------------------------

          In general, warrants, or options to purchase stock, do not constitute voting stock and will, therefore, violate the solely for voting stock requirement if issued in a reorganization. Helvering v. Southwest Consol.
                                                 ------------------------------
     Corp., 315 U.S. at 200; Smith v. Commissioner, 63 T.C. 722 (1975), acq.,
     -----                   ---------------------                      ----
     1976-2 C.B. 2; Rev. Rul. 70-108, 1970-1 C.B. 78./17/ However, where the receipt of warrants is separate from the stock-for-stock exchange, the receipt of such warrants will not violate the solely for voting stock requirement. See Clark v. Commissioner, 162 F.2d 677 (8th Cir. 1947)
                   --- ---------------------
     (where taxpayers received warrants in lieu of accrued interest on debentures that were exchanged for stock, such receipt constituted a transaction separate from the exchange of stock for debentures).

          In the present case, the SG/TL Stockholders must pay separate consideration

     -----------------------

/16/ See Factual Background, Part I.B.2., supra.
     ---                                  -----

/17/ Proposed regulations issued on December 23, 1996, would provide that rights to acquire stock issued by a corporation that is a party to a reorganization qualify as securities of the corporation and, therefore, are entitled to nonrecognition treatment under sections 354 and 355. Prop. Treas. Reg. (S) 1.354-1(e), 61 Fed. Reg. 67,508 (1996).

April 4, 1997
Page 28


     for the DocuCorp Warrants and will not receive the warrants in exchange for their FormMaker stock./18/ Moreover, management of Image Sciences and FormMaker have represented that the fair market value of DocuCorp Stock received in the Merger will be approximately equal to the fair market value of the stock converted in the Merger. Accordingly, the receipt of the DocuCorp Warrants will constitute a separate transaction and, therefore, will not violate the solely for voting stock requirement.



                        c)   Registration Expenses
                             ---------------------

          Expenses incurred by an acquiring company in registering stock issued to former target shareholders in a reorganization do not constitute "other property" for purposes of the solely for voting stock requirement. Rev. Rul. 67-275, 1967-2 C.B. 142. In the ruling, the Service noted that such costs "are properly attributable to the acquiring corporation and are not other property received in the reorganization by the shareholders of the acquired corporation." Id.; see also Priv. Ltr. Rul. 78-12-070 (Dec. 22,
                             ---  --------
     1977) (an acquiring company's agreement to provide certain registration rights to former target shareholders does not violate the solely for voting stock requirement of section 368(a)(1)(B)).

          In the instant case, DocuCorp will bear the entity-level expenses of a Qualified Rights Offering, including the company's legal and accounting fees and SEC filing fees. Any shareholders who may choose to participate will be responsible for all expenses that are inherently shareholder expenses. For these reasons, DocuCorp's future registration-related obligations will not violate the solely for voting stock requirement.

                    (6) Effect of Collateral Agreements
                        -------------------------------

          Certain collateral agreements between DocuCorp and/or various shareholders or officers of Image Sciences and FormMaker also raise issues regarding the solely for voting stock requirement. Such collateral agreements include: (1) a Stockholders' Agreement among the DocuCorp Stockholders providing the manner in which the Stockholders will vote their DocuCorp shares for the election of directors; (2) a Director Designation Agreement between certain shareholders of Image Sciences regarding designation of board members; (3) a Co-Sale Agreement between the SG/TL Stockholders and Mr. Wilkes providing that if any SG/TL Stockholder desires to sell more than 50 percent of its DocuCorp shares, then Mr. Wilkes shall have the right to participate in any such sale; and (4) Employment Agreements between DocuCorp and Michael D. Andereck and between DocuCorp and Mr. Wilkes.

     -------------------------

/18/ See Factual Background, Part I.D., supra.
     ---                                -----

April 4, 1997
Page 29

          Where a voting agreement is separately bargained for by the affected shareholders, such agreement does not constitute part of the consideration paid by the acquiring corporation and, therefore, does not violate the solely for voting stock requirement. See Development Corp. v. Commissioner,
                                          --- ---------------------------------
     55 T.C.M. (CCH) 455 (1988) (a former target shareholder's acquisition of a seat on the acquiring company's board of directors pursuant to a contemporaneous stock voting agreement does not constitute other property for purposes of the solely for voting stock under section 368(a)(1)(B), because it was separate from the stock acquisition agreement).
     Accordingly, the Stockholders' Agreement, the Director Designation Agreement, and the Co-Sale Agreement represent intra-shareholder agreements and will not violate the solely for voting stock requirement.

          Similarly, the Employment Agreements will not violate the solely for voting stock requirement. Where amounts to be paid under employment agreements with target shareholders are, in fact, for services rendered or to be rendered, those amounts will not constitute boot for purposes of section 368(a)(1)(B).  See Rev. Rul. 77-271, 1977-2 C.B. 116.  Rather, such
                            ---
     amounts are generally taxable to the recipient as compensation.  See Treas.
                                                                      ---
     Reg. (S) 1.356-5(b); LeVant v. Commissioner, 376 F.2d 434 (7th Cir. 1967);
                          ----------------------
     Rev. Rul. 77-271, 1977-2 C.B. 116; Rev. Rul. 68-473, 1968-2 C.B. 191.

          2.  Non-Statutory Requirements for a Reorganization under Section

              368(a)(1)(B)
              -------------------------------------------------------------

          A stock-for-stock exchange also must satisfy certain non-statutory doctrines in order to qualify for tax-free treatment. These include the doctrines of business purpose, continuity of business enterprise, and continuity of proprietary interest.

               a. Business Purpose
                  ----------------

          A tax-free reorganization must have a valid business purpose. The reorganization cannot amount to an operation having no business or corporate purpose -- a mere device which put on the form of a corporate reorganization as a disguise for concealing its real character, and the

April 4, 1997
Page 30



                    sole object and accomplishment
                    of which was the consummation of
                    a preconceived plan, not to
                    reorganize a business or any part
                    of a business . . . .

     Gregory v. Helvering, 293 U.S. 465, 469 (1935).
     --------------------

               The Treasury regulations underlying section 368 incorporate the business purpose requirement recognized by the Supreme Court in Gregory v.
                                                                     ----------
     Helvering by providing that
     ---------

               [a] scheme, which involves an abrupt
               departure from normal reorganization
               procedure in connection with a
               transaction on which the imposition
               of tax is imminent, such as a mere
               device that puts on the form of a
               corporate reorganization as a disguise
               for concealing its real character, and
               the object and accomplishment of which
               is the consummation of a preconceived
               plan having no business or corporate
               purpose, is not a plan of
               reorganization.

     Treas. Reg. (S) 1.368-1(c). The business purpose must be a purpose other than mere tax avoidance. See, e.g., Gregory v. Helvering, 293 U.S. at 469;
                               ---  ----  --------------------
     Wortham Mach. Co. v. United States, 521 F.2d 160 (10th Cir. 1975).
     ----------------------------------

               Image Sciences and FormMaker represented that the business reasons for the Merger include expansion of services and sales networks, combination of knowledgeable and experienced personnel, integration of technology, and ability to consolidate administrative functions and achieve economies of scale. A taxpayer need only demonstrate a single business reason to satisfy the business purpose requirement. Laure v. Commissioner,
                                                          ---------------------
     653 F.2d 253 (6th Cir. 1981). As a result, the business purpose requirement will be satisfied.

               b. Continuity of Business Enterprise
                  ---------------------------------

          A reorganization qualifies for tax-free treatment if there is "a continuity of the business enterprise under the modified corporate form . . . ." Treas. Reg. (S) 1.368-1(b).

April 4, 1997
Page 31

     Specifically, the acquiring corporation either must (i) continue the target's historic business or (ii) use a significant portion of the target's historic business assets in a business. Id. (S) 1.368-1(d)(2).
                                                       ---

          "In general, a corporation's historic business is the business it has conducted most recently," though it does not include any business that was entered into as part of the reorganization. Id. (S) 1.368-1(d)(3)(iii).
                                                  ---
     If the target has more than one line of business, the continuity of business enterprise requirement is satisfied if the acquiring corporation continues a "significant line" of the target's business. Id. (S) 1.368-
                                                               ---
     1(d)(3)(ii). For example, if the target conducts three lines of business that are approximately of equal value, continuity of business enterprise requires only that the acquiring corporation continue one of the target's three significant lines of business. Id. (S) 1.368-1(d)(5) (Ex. 1).
                                           ---

          Image Sciences and FormMaker have represented that they will continue their historic businesses, or at least use a significant portion (i.e., at
                                                                       ----
     least one-third) of their historic business assets, after the Merger. Accordingly, the continuity of business enterprise requirement will be satisfied.

          c.   Continuity of Proprietary Interest
               ----------------------------------

          The continuity of proprietary interest requirement is satisfied where there is a continuity of interest on the part of persons who, directly or indirectly, were the owners of the enterprise prior to the reorganization. The holders of the stock of the old corporation must maintain the requisite continuity of interest in the new corporation. Treas. Reg. (S) 1.368-1(b). The continuity of proprietary interest doctrine has two aspects: the nature of the ownership interest received by the former target shareholders (i.e.,
                                                                           ----
     the "proprietary" nature of the interest) and the amount of stock received by them.

               (1) Proprietary Nature of the Interest
                   ----------------------------------

          The former target shareholders must maintain a proprietary interest in the properties being transferred. Thus, a transfer of assets solely in exchange for cash and notes will not satisfy the continuity of proprietary interest requirement. Cortland Specialty Co. v. Commissioner, 60 F.2d 937
                            --------------------------------------
     (2d Cir. 1932) (cash and 14-month bonds did not satisfy the continuity requirement), cert. denied, 288 U.S. 599 (1933); Le Tulle v. Scofield, 308
                   ------------                       --------------------
     U.S. 415 (1940) (cash and long-term bonds did not satisfy the continuity requirement). In the instant case, Image Sciences and FormMaker have represented that their shareholders will receive solely DocuCorp stock in exchange for their Image Sciences and FormMaker stock. Therefore, this element of the continuity of proprietary interest requirement will be satisfied.

April 4, 1997
Page 32


               (2)  Amount of Stock Received
                    ------------------------

          The proprietary interest must be definite and material and must represent a substantial part of the value of the property transferred.

     Helvering v. Minnesota Tea Co., 296 U.S. 378, 385 (1935).  The Supreme
     ------------------------------
     Court has held that the continuity of interest requirement is satisfied where assets are transferred in exchange for consideration comprised of 38 percent preferred stock and 62 percent cash. John A. Nelson Co. v.
                                                   ---------------------
     Helvering, 296 U.S. 374 (1935).  For advanced ruling purposes, the former
     ---------
     target shareholders must exchange at least 50 percent by value of the formerly outstanding target stock for stock in the acquiring corporation in order to satisfy the continuity of proprietary interest requirement. Rev. Proc. 77-37, (S) 3.02, 1977-2 C.B. 568./19/ Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the exchange that are part of the plan of reorganization will be considered in determining whether there is a 50-percent continuing interest. Id.
                                                         ---

          In the instant case, we have assumed and the management of Image Sciences and FormMaker have represented to their best of knowledge and belief that there is no plan or intention on the part of the shareholders to sell, exchange, or otherwise dispose of a number of shares of DocuCorp stock received that would reduce their ownership to a number of shares having a value of less than 50 percent of the value of formerly outstanding Image Sciences stock, after taking into account stock surrendered by dissenters, redeemed by Image Sciences, or otherwise disposed of within two years prior to the Merger. As a result, this element of the continuity of proprietary interest requirement will be satisfied.


     ---------------

/19/ Specifically, the continuity of proprietary interest requirement is considered satisfied by the Service if there is a continuing interest through stock ownership in the acquiring or transferee corporation . . . on the part of the former shareholders of the acquired or transferor corporation which is equal in value, as of the effective date of the reorganization, to at least 50 percent of the value of all of the formerly outstanding stock of the acquired or transferor corporation as of the same date. Rev. Proc. 77-37, 1977-2 C.B. at 569.

April 4, 1997
Page 33

               (3) Effect of the Possible Offering on the Continuity of Interest
                   Requirement
                   -------------------------------------------------------------

          The effect of the Possible Offering on the continuity of interest requirement also must be considered. The Possible Offering should not affect the continuity of interest requirement, because, for the reason previously stated, the Offering, if it occurs, should be treated as separate and independent of the Merger./20/

          However, even if the Possible Offering occurs and is combined with the Merger, the Possible Offering will not cause the Merger to fail the continuity of interest requirement. The Image Sciences and FormMaker shareholders will receive DocuCorp stock in exchange for their Image Sciences and FormMaker stock. The fact that an acquiring company sells its stock pursuant to a public offering does not affect the former target shareholders' continuing investment in the acquiring company, provided that the former target shareholders retain the requisite stock interest in the acquiring company.

          As previously discussed,/21/ in order to obtain a ruling that a transaction satisfies the continuity of interest requirement, the Service requires that the former target shareholders receive an amount of acquiring company stock equal to at least 50 percent of the value of the target stock as of the effective date of the reorganization. Rev. Proc. 77-37, 1977-2 C.B. at 569. The Service has privately ruled that, where a reorganization was followed by a pre-arranged public offering in which the target shareholders sold some of the acquiring company stock, the continuity of interest requirement was satisfied. See Tech. Adv. Mem. 87-02-003 (Sept.
                                          ---
     24, 1986) (reverse subsidiary merger followed by public offering satisfied the continuity of interest requirement where the former target shareholders retained a 68-percent interest in the acquiring company stock); Priv. Ltr. Rul. 85-22-074 (Mar. 6, 1985) (ruling that a stock-for-stock reorganization followed by a public offering satisfied the continuity of interest requirement where the former target shareholders represented that they had no plan or intention to sell or otherwise dispose more than 50 percent of their stock); Priv. Ltr. Rul. 85-23-014 (Mar. 1, 1985) (same); Priv. Ltr. Rul. 78-06-087 (Nov. 14, 1977) (same); Priv. Ltr. Rul. 84-35-047 (May 25,
     1984) (stock-for-stock reorganization followed by a public offering that left the target shareholders owning approximately 76 percent of the acquiring company stock qualified for tax-free treatment under section 368(a)(1)(B)).


     ----------------------

/20/ See Part II.A.1.a.(1)., supra, for a discussion of the separate and
     ---                     -----
independent nature of the Possible Offering and the Merger.

/21/ See Part II.A.2.c.(2)., supra.
     ---                     -----

April 4, 1997
Page 34


          In the instant case, as discussed above, we have assumed and the management of Image Sciences and FormMaker have represented that to their best knowledge and belief, there is no plan or intention on the part of the shareholders to dispose of more than 50 percent of the value of their formerly held shares. Accordingly, the Possible Offering, if it occurs, will not cause the Merger to fail the continuity of interest requirement.

               (4) Effect of Redemption Rights on the Continuity of Interest
                   Requirement
                   -----------------------------------------------------------

          As discussed in the Factual Background,/22/ the holders of the DocuCorp Class B Common Stock will have the option to have such shares redeemed at a fixed price in the event DocuCorp does not consummate a Qualified Public Offering by January 31, 1998. The redemption right must be exercised during the period beginning February 1, 1998 and ending February 1, 1999. The issue thus arises whether such redemption rights affect the continuity of interest requirement.

          Continuity of interest requires that the former target shareholders retain the requisite stock interest in the acquiring company. Such stock interest must be maintained for a sufficient period of time. The Service takes the position that five years of unrestricted rights of ownership is a sufficient period for this purpose. Rev. Rul. 66-23, 1966-1 C.B. 67; see
                                                                           ---
     also Rev. Rul. 78-142, 1978-1 C.B. 111.  However, a historic shareholder
     ----
     that disposes of its proprietary interest within five years of its receipt nevertheless may satisfy the continuity of interest requirement by demonstrating that, at the time of the reorganization, the shareholder intended to retain the stock interest for a significant period, and the shareholder was under no obligation, nor did it have a preconceived plan, to dispose of such stock. See, e.g., Penrod v. Commissioner, 88 T.C. 1415
                                ---  ----  ----------------------
     (1987) (a sale by historic shareholders of their interest approximately seven months following the reorganization did not violate the continuity of interest requirement where, at the time of the reorganization, the selling shareholders had no intention of disposing of such stock).

          In the present case, the parties have represented that although the DocuCorp Class B Common Stock is redeemable, DocuCorp has no plan or intention to reacquire any of its stock issued in the Merger. We have assumed and the management of Image Sciences and FormMaker have represented that, to the best of their knowledge and belief, there is no plan or intention on the part of their shareholders to sell or otherwise dispose of more than 50 percent of the DocuCorp stock. Furthermore, the redemption rights are contingent upon the failure of DocuCorp to consummate a Qualified Public Offering by January 31, 1998. Even if the contingency arises, the shareholders merely have

     -----------------------

/22/ See Part I.B.2., supra.
     ---              -----

April 4, 1997
Page 35


     an option to redeem the stock; they are under no obligation to do so. The DocuCorp Class B Common Stock would be redeemed only if the holder independently chooses to redeem the stock. Accordingly, the redemption rights will not cause the Merger to fail the continuity of interest requirement.

               (5) Effect of Image Sciences Tender Offer on the Continuity of
                   Interest Requirement
                   ----------------------------------------------------------

          As discussed in the Factual Background,/23/ Image Sciences is offering to repurchase shares of the Image Sciences common stock and options to purchase shares of such stock. If the Image Sciences Tender Offer is not fully subscribed, the funds set aside for the Tender Offer, $5,192,291, will be distributed pro rata to the common shareholders as a cash dividend. Image Sciences has agreed not to distribute more than $8 million in connection with these transactions. Because redemptions that are part of the plan of reorganization will be considered in determining whether there is a 50-percent continuing interest, Rev. Proc. 77-37, 1977-2 C.B. 568, there is a concern that the Image Sciences Tender Offer might affect the continuity of interest requirement.

          The continuity of interest doctrine does not require that all the former target shareholders maintain a proprietary interest in the acquiring company. Rather, the former target shareholders, as a group, must retain an amount of acquiring company stock that is equal to at least 50 percent of the value of all the formerly outstanding stock of the acquired corporation. Id.; see also Reilly Oil Co. v. Commissioner, 189 F.2d 382
                   ---  -------- ------------------------------
     (5th Cir. 1951) (participation by 68.93 percent of the shareholders in the reorganization was sufficient for continuity of interest purposes); Western
                                                                         -------
     Massachusetts Theatres, Inc. v. Commissioner, 236 F.2d 186 (lst Cir. 1956)
     --------------------------------------------
     (67 percent participation was sufficient). In the present case, the Image Sciences Tender Offer will not cause the Merger to fail the continuity of interest requirement.

               (6) Effect of Dissenters' Rights on the Continuity of Interest Requirement
                    ----------------------------------------------------------

              The Image Sciences and FormMaker common shareholders have dissenters' rights under their respective state corporation laws, which permit dissenting shareholders to

-------------------------

/23/ See Part I.C., supra.
     ---            -----

April 4, 1997
Page 36


     force the corporation to repurchase their shares for cash. However, one of the conditions to the merger agreement is that holders of no more than eight percent of the common stock shall have exercised their dissenters' rights./24/ Further, in light of our assumptions and the representations made by the management of Image Sciences, the repurchase of shares from shareholders pursuant to dissenters' rights will not violate the continuity of interest requirement.

          3. Exchange Pursuant to a Plan
             ---------------------------

          Under section 354(a)(1), no gain or loss is recognized if stock or securities in a corporation that is a party to a reorganization are, in pursuance of a plan of reorganization, exchanged solely for stock or securities in another corporation which is a party to the reorganization.

             a. Plan of Reorganization
                ----------------------

          The Treasury regulations define the term "plan of reorganization" as referring to a consummated transaction specifically defined as a reorganization under section 368(a). The term . . . is to be taken as limiting the nonrecognition of gain or loss to such exchanges or distributions as are directly a part of the transaction specifically described as a reorganization in section 368(a). Moreover, the transaction, or series of transactions, embraced in a plan of reorganization must not only come within the specific language of section 368(a), but the readjustments involved in the exchanges or distributions effected in the consummation thereof must be undertaken for reasons germane to the continuance of the business of a corporation a party to the reorganization.

          ---------------------

/24/ See Factual Background, Part I.B.1., supra.
     ---                                  -----

April 4, 1997
Page 37


     Treas. Reg. (S) 1.368-2(g).

               In the instant case, the Merger occurred pursuant to the Merger Agreement, which specifically provided that the parties intended the Merger to constitute a tax-free transaction under the Code. The parties have represented that the Merger has been under consideration since May 1996. Furthermore, the Merger was undertaken for "reasons germane to the continuance of the business," namely, (1) diversification of services, (2) expansion of sales networks, (3) combination of knowledgeable and experienced personnel, (4) integration of technology, (5) consolidation of duplicative administrative functions, and (6) increased ability to achieve economies of scale. As a result, the "plan of reorganization" requirement of section 354(a)(1) will be satisfied.

                   b. Parties to a Reorganization
                      ---------------------------

               The term "party to a reorganization" includes both the surviving corporation and the merged corporation. Code (S) 368(b). In the case of a reverse subsidiary merger, the term also includes the corporation controlling the acquiring corporation. Id. Under this definition,
                                             ---
     DocuCorp (the controlling corporation), Image Sciences and FormMaker (the surviving corporations), and the Texas and Georgia Subs (the merged corporations) should be considered "parties to a reorganization," and their shares of stock will be treated under section 354(a)(1) as "stock or securities in a corporation a party to a reorganization."

               4.  Conclusion
                   ----------

               For the foregoing reasons, the Merger will qualify for tax-free treatment as a stock-for-stock exchange pursuant to section 368(a)(1)(B) with respect to both Image Sciences and FormMaker. The Merger meets the statutory requirements of section 368(a)(1)(B) (i.e., DocuCorp issued
                                                     ----
     solely its voting stock in exchange for an amount of Image Sciences and FormMaker voting stock constituting control immediately after the acquisition); it meets the non-statutory requirements of business purpose, continuity of business enterprise, and continuity of proprietary interest requirements; and it meets the exchange pursuant to a plan requirement of section 354. Therefore, the conversion of Image Sciences Common Stock, Image Sciences Preferred Stock and FormMaker Common Stock in exchange for DocuCorp stock pursuant to the Merger will qualify as a tax-free reorganization under section 368(a).

            B. The Merger Will Qualify for Tax-Free Treatment as a Reverse
               Subsidiary Merger Under Section 368(a)(2)(E) with Respect to FormMaker
               ------------------------------------------------------------

               In addition to qualifying as a tax-free stock-for-stock exchange pursuant to

April 4, 1997
Page 38


     section 368(a)(1)(B), the Merger with respect to FormMaker will also qualify as a tax-free reverse subsidiary merger pursuant to section 368(a)(2)(E)./25/

          1. Statutory Requirements for a Reorganization under Section 368(a)(2)(E)
               ---------------------------------------------------------

          The term "reorganization" includes a statutory merger or consolidation. Code (S) 368(a)(1)(A). Section 368(a)(2)(E) provides that a transaction that otherwise qualifies as a statutory merger will not be disqualified if stock of a corporation (the "controlling corporation") which, before the merger was in control of the merged corporation, is used in the transaction, if:

                  (1) after the transaction, the corporation surviving the
                      merger holds substantially all of its properties and of the properties of the merged corporation (other than stock of the controlling corporation distributed in the transaction); and

                  (2) in the transaction, former shareholders of the surviving corporation exchanged, for an amount of voting stock of the controlling corporation, an amount of stock in the surviving corporation which constitutes control of such corporation.

     This form of merger is commonly referred to as a "reverse subsidiary merger."

               a. First-Tier Subsidiary
                  ---------------------

          The Service has ruled that in order to qualify as a tax-free reverse subsidiary merger, the merged corporation must be a first-tier subsidiary of the controlling corporation. A merger of a second-tier subsidiary of the parent will not qualify as a tax-free reorganization under section 368(a)(2)(E). Rev. Rul. 74-564, 1974-2 C.B. 124./26/ In the

     --------------------

/25/      We were unable to complete our analysis as to whether the Merger with respect to Image Sciences also qualifies as a section 368(a)(2)(E) reorganization. However, it nevertheless remains possible that the Image Sciences merger will also qualify as a reorganization under section 368(a)(2)(E).


/26/      The transaction may qualify as a tax-free stock-for-stock
reorganization under section
                                                                  (continued...)

April 4, 1997
Page 39

     instant case, the Georgia Sub is a first-tier subsidiary of DocuCorp. Thus, the Merger should satisfy the "first-tier" subsidiary requirement.

               b. Substantially All the Properties
                  --------------------------------

          As noted above, one of the statutory requirements of a tax-free reverse subsidiary merger is that the surviving corporation must hold "substantially all" of its properties and those of the merged corporation after the reorganization. The term "substantially all" as used in connection with the reverse subsidiary merger rules has the same meaning as in the stock-for-asset reorganization rule of section 368(a)(1)(C)./27/ Treas. Reg. (S) 1.368-2(j)(3)(iii).

          For advanced ruling purposes, the Service interprets the substantially all test as requiring that the surviving corporation hold at least 90 percent of the fair market value of the combined net assets and 70 percent of the fair market value of the combined gross assets that were held by the corporations immediately prior to the merger. Rev. Proc. 77-37, (S) 3.01, 1977-2 C.B. at 569. All payments to dissenters and all redemptions and distributions (except for regular, normal distributions) made by the corporations immediately preceding the merger, which are part of the plan of reorganization, will be considered as assets held by the corporations immediately prior to the merger. Id. However, in applying the
                                       ---
     substantially all test to the merged corporation, assets transferred from the controlling corporation to the merged corporation in pursuance of the plan of reorganization are not taken into account. Treas. Reg. (S) 1.368-2(j)(3)(iii).

          In the present transaction, the shareholders of FormMaker will have dissenters' rights. Any payments made in connection with these rights will be considered as assets held by the corporations immediately prior to the merger for purposes of applying the substantially all test. However, one of the conditions precedent to the merger is that holders

     ----------------------------

     /26/(...continued)
368(a)(1)(B). Id.; see also Rev. Rul. 74-565, 1974-2 C.B. 125; Rev. Rul. 67-448,
              ---  --------
1967-2 C.B. 144. See Part II.A., supra, for a discussion concerning when a
                 ---             -----
reverse subsidiary merger can qualify for tax-free treatment under section 368(a)(1)(B).

/27/ Section 368(a)(1)(C) provides that a reorganization includes "the acquisition by one corporation, in exchange solely for all or a part of its voting stock (or in exchange solely for all or a part of the voting stock of a corporation which is in control of the acquiring corporation), of substantially all of the properties of another corporation . . . .  I.R.C.
-----------------------------------
(S) 368(a)(1)(C) (emphasis added).

April 4, 1997
Page 40

     of no more than eight percent of the common stock of either corporation shall have dissented under applicable state corporation law./28/ In addition, FormMaker represented that after the Merger, it will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of it and of the Georgia Sub held immediately prior to the Merger, after taking into consideration amounts paid to dissenters. Accordingly, the substantially all requirement will be met.

               c. Transfer of Control
                  -------------------

          In a tax-free reverse subsidiary merger, the shareholders of the surviving corporation must exchange, for voting stock of the controlling corporation, an amount of stock in the surviving corporation that constitutes "control" of such corporation. In addition, the controlling corporation must control the surviving corporation immediately after the transaction. Treas. Reg. (S) 1.368-2(j)(3)(ii). For purposes of section 368(a)(2)(E), the term "control" means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation. Code (S) 368(c)./29/ The control requirement of section 368(a)(2)(E)(ii) is determined by focusing on the consideration furnished by the controlling corporation. Tech. Adv. Mem. 87-02-003 (Sept. 24, 1986). The amount of stock constituting control is measured immediately before the transaction. Treas. Reg. (S) 1.368-2(j)(3)(i). Stock in the surviving corporation that is surrendered in exchange for consideration furnished by the surviving corporation (and not by the controlling corporation or merged corporation) is not considered outstanding for purposes of measuring control. Treas. Reg. (S) 1.368-2(j)(1), (j)(7) (Exs. 2 & 3).

          In the instant case, all of the outstanding stock of FormMaker is voting stock. FormMaker has represented that any payments made to dissenters will be made by FormMaker from its own funds. Exclusive of the stock surrendered by dissenting shareholders, the shareholders of FormMaker will surrender all of their stock in exchange solely for DocuCorp voting stock, and immediately after the Merger, DocuCorp will control FormMaker. As a result, the control requirement will be satisfied.

     -------------------------------

/28/ See Factual Background, Part I.B.1., supra.
     ---                                  -----

/29/ According to the Service, the "all other classes of stock" language (i.e., nonvoting stock) requires that the 80-percent test be satisfied with
 -----
respect to each class of outstanding nonvoting stock.  Rev. Rul. 59-259,
           ----------
1959-2 C.B. 115.

April 4, 1997
Page 41

               (1) Effect of the Possible Offering on the Control Requirement
                   ----------------------------------------------------------

          The Possible Offering should not affect the control requirement, because, for the reasons previously stated, the Possible Offering, if it occurs, should be treated as separate and independent of the Merger./30/ However, even if a Possible Offering occurs and is combined with the Merger, it will not cause the Merger to fail the control requirement. The Service has privately ruled that a reverse subsidiary merger that is followed by a public offering in which the former target shareholders disposed of some of the parent company stock qualifies for tax-free treatment under section 368(a)(2)(E). Tech. Adv. Mem. 87-02-003 (Sept. 24,
     1986); see also Priv. Ltr. Rul. 82-21-045 (Feb. 23, 1982).
            --------

          In Tech. Adv. Mem. 87-02-003, the acquisition was conditioned on the execution of a firm commitment underwriting agreement. The merger was consummated, the sale of stock to the underwriters occurred on the following day, and the offering closed a week after the sale. The Service found that the step transaction doctrine did not apply to treat the cash received by the selling target shareholders from the underwriters as having come from the parent company. The determinant factors were that the cash was obtained by virtue of a transaction at the shareholder level and that the cash flowed directly from the underwriters to the shareholders. The Service concluded, "clearly the only consideration provided by Parent would be voting stock . . . [and] it seems beyond argument that the control requirement would have been satisfied." Tech. Adv. Mem. 87-02-003 (Sept. 24, 1986).

          Similarly, DocuCorp will satisfy the control requirement of section 368(a)(2)(E)(ii) even if the step transaction doctrine is applied to combine the Possible Offering with the Merger. Under the principles of Tech. Adv. Mem. 87-02-003,/31/ DocuCorp

     -----------------------------

/30/ See Part II.A.1.a.(1)., supra, for a discussion of the separate and
     ---                     -----
independent nature of the Possible Offering and the Merger.

/31/ Written determinations issued by the Service are not binding on the Service except with respect to the taxpayer who requested the written determination. Section 6110(j)(3). A written determination includes private letter rulings and technical advice memoranda. Section 6110(b)(1). However, private letter rulings and technical advice memoranda issued after October 31, 1976, as well as general counsel memoranda issued after March 12, 1981 (and general counsel memoranda published in pre-1955 volumes of the Cumulative Bulletin) constitute "authority" for purposes of determining whether there is substantial authority for the tax
                                                                  (continued...)

April 4, 1997
Page 42

     will own all the FormMaker stock after the Possible Offering. The parties have represented that DocuCorp has no plan or intention to sell or otherwise dispose of any FormMaker stock or to liquidate it, to merge it into another company, or to cause the sale of its assets (other than in the ordinary course of business). Therefore, the Possible Offering, if it occurs, will not cause the Merger to fail the control requirement.

          2. Nonstatutory Requirements for a Reorganization under Section 368(a)(2)(E)
             ------------------------------------------------------------

          The nonstatutory requirements for a reverse subsidiary merger under section 368(a)(2)(E) are the same as those for a stock-for-stock exchange under section 368(a)(1)(B). For the reasons discussed in connection with the stock-for-stock exchange rules, above,/32/ the nonstatutory requirements of business purpose, continuity of business enterprise, and continuity of proprietary interest will be met.

          3. Exchange Pursuant to a Plan
             ---------------------------

          The general requirements under section 354 of an exchange pursuant to a plan of reorganization is the same for a reverse subsidiary merger under section 368(a)(2)(E) as it is for a stock-for-stock exchange under section 368(a)(1)(B). For the reasons discussed in connection with the stock-for-stock exchange rules, above,/33/ the requirements under section 354 will be met.

          4. Conclusion
             ----------

          For the foregoing reasons, the Merger with respect to FormMaker will qualify for tax-free treatment as a reverse subsidiary merger pursuant to section 368(a)(2)(E). From FormMaker's perspective, the Merger meets the statutory requirements of section 368(a)(2)(E) (i.e., the Merger will be
                                                     ----
     accomplished pursuant to the state statutory merger provisions; FormMaker will hold substantially all of its assets as well as those of the Georgia Sub; and the FormMaker shareholders will surrender an amount of stock that constitutes

     -------------------------

     (...continued)
treatment of an item. Treas. Reg. (S) 1.6662-4(d)(iii). In addition, private letter rulings and technical advice memoranda are useful in that they illustrate how Treasury may react in similar situations.

/32/ See Part II.A.2., supra.
     ---               -----

/33/ See Part II.A.3., supra.
     ---               -----

April 4, 1997
Page 43

     "control" of FormMaker in exchange for DocuCorp voting stock). The Merger also meets the non-statutory requirements of business purpose, continuity of business enterprise, and continuity of proprietary interest requirements, and satisfies the exchange pursuant to a plan of reorganization requirements of section 354.

       C. The Merger Will Qualify as an Exchange that Satisfies the Requirements of Section 351(a)
          ----------------------------------------------------------------------

          For the reasons set forth below, we believe that the Merger also will qualify as an exchange that satisfies the requirements of section 351(a) of the Code. Under section 351(a), no gain or loss is recognized on a transfer of property to a corporation solely in exchange for stock of the transferee corporation, provided that the transferors are in control of the corporation immediately after the exchange (a "tax-free incorporation").
     As explained below, the Merger, though structured as a reverse subsidiary merger, qualifies as a tax-free incorporation because, for Federal income tax purposes, the existence of the Texas Sub and the Georgia Sub are ignored, and the Merger is treated as a transfer by the holders of the outstanding Image Sciences Common Stock, Image Sciences Preferred Stock, and FormMaker Common Stock (collectively, the "Former Shareholders") of their respective stockholdings directly to DocuCorp in exchange for DocuCorp Common Stock.

          1.   Statutory Requirements of a Tax-Free Incorporation
               --------------------------------------------------

          Section 351(a) provides that no gain or loss is recognized if "property" is transferred to a corporation by "one or more persons" solely in exchange for stock if immediately after the exchange the transferors are in "control" of the corporation.

               a. Transfer of "Property" by One or More Persons
                  ---------------------------------------------

          The first requirement of a tax-free transaction under section 351 is that the exchange involve a transfer of "property." Stock is "property" for purposes of section 351. See Gen. Couns. Mem. 7,285, IX-1 C.B. 181
                                   ---
     (1930) (the contribution of stock of a corporation to a new corporation solely in exchange for stock of the new corporation qualified for tax-free treatment under the predecessor to section 351); Priv. Ltr. Rul. 81-34-092 (May 28, 1981) (same result under section 351). Accordingly, the transfer of by the Former Shareholders of the Image Sciences Common Stock, Image Sciences Preferred Stock, and FormMaker Common Stock will qualify as a transfer of "property" under section 351.

          A transfer involving more than one person may qualify for tax-free treatment under section 351. As used in section 351, the phrase 'one or more persons' includes individuals, trusts, estates, partnerships, associations, companies or corporations. Treas. Reg.

April 4, 1997
Page 44

     (S) 1.351-1(a)(1). The term "person" includes "an individual, a trust, estate, partnership, association, company or corporation." Code (S) 7701(a)(1). Thus, the Former Shareholders are permitted transferors for purposes of section 351.

          As structured, the Merger will not contemplate a direct transfer of property by the Former Shareholders to DocuCorp. However, the formation of the Texas Sub and the Georgia Sub and the merger of each into Image Sciences and FormMaker, respectively, will be disregarded for Federal income tax purposes, and the Merger will be treated as a direct transfer of the stock by the Former Shareholders to DocuCorp. See, e.g., Rev. Rul. 67-
                                                        ---  ----
     448, 1967-2 C.B. 144 (transitory existence of subsidiary is disregarded in a stock-for-stock reorganization under section 368(a)(1)(B)); Rev. Rul. 73-427, 1973-2 C.B. 301 (transitory existence of a subsidiary is disregarded, resulting in a direct acquisition by the parent of the target stock from the target shareholder in exchange for parent stock); Rev. Rul. 90-95, 1990-2 C.B. 67 (transitory existence of subsidiary in a reverse subsidiary cash merger is properly disregarded if it was formed solely for the purpose of acquiring the stock and did not conduct any activities other than those required for the merger); see also Priv. Ltr. Rul. 89-17-005 (Aug. 4, 1988)
                               --- ----
     (a transaction that failed to qualify under section 368(a)(2)(E) nevertheless qualified for tax-free treatment under section 351)./34/ The fact that a "larger acquisitive transaction" fails to meet the requirements for tax-free treatment under the reorganization provisions does not preclude the applicability of section 351(a) to a transfer that may be described as part of the larger transaction. Rev. Rul. 84-71, 1984-1 C.B. 106, revoking Rev. Rul. 80-284, 1980-2 C.B. 117 and Rev. Rul. 80-285, 1980-
          --------
     2 C.B. 119.

          In the instant case, the parties have represented that the Texas Sub and the Georgia Sub were formed for the sole purposes of consummating the Merger, and neither conducted any activities other than those required by the Merger. Therefore, the formation of the Texas Sub and the Georgia Sub and their merger into Image Sciences and FormMaker, respectively, will be disregarded for Federal income tax purposes, and the Merger will be treated as a direct transfer of Image Sciences Common Stock, Image Sciences Preferred Stock, and FormMaker Common Stock by the Former Shareholders to DocuCorp. Accordingly, "transfer of property" requirement of section 351(a) will be satisfied.

     -----------------------

/34/ In this private letter ruling, the acquiring company organized a transitory subsidiary and merged it into the target. The transaction failed to qualify under section 368(a)(2)(E) because the target shareholders did not surrender an amount of stock in target constituting control. The Service disregarded the existence of the transitory subsidiary and treated the transaction as a transfer by the target shareholders of their target stock in exchange for stock of the acquiring company.

April 4, 1997
Page 45

               b. Solely in Exchange for Stock
                  ----------------------------

       A further requirement under section 351 is that the transferors receive solely stock of the transferee corporation in exchange for the transferred property. In the instant case, Image Sciences and FormMaker have represented that the Former Shareholders will receive solely DocuCorp stock in exchange for their Image Sciences Common Stock, Image Sciences Preferred Stock, and FormMaker Common Stock. Thus, the Merger will satisfy this requirement.

               c. Transferors Must Obtain Control
                  -------------------------------

       An additional requirement of section 351 is that the transferors must be in "control" of the transferee corporation after the transfer. The determination of whether the transferors are in "control" of the transferee corporation is made pursuant to section 368(c). Control for this purpose is defined as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of voting stock and at least 80 percent of the total number of shares of all other classes of stock of the corporation./35/ In the instant case, the parties have represented that the Former Shareholders will own all the stock of DocuCorp which will own all of the stock of Image Sciences and FormMaker. As a result, the control requirement will be satisfied.

               d. Control Must be Held Immediately After the Exchange
                  ---------------------------------------------------

          In order to qualify for tax-free treatment under section 351, the transferors must satisfy the control requirement "immediately after the exchange." The disposition of stock of the transferee corporation may disqualify an otherwise valid section 351 transaction if the two transactions (the transfer of property to the corporation in exchange for its stock and the disposition of such stock) are treated as elements of a single integrated plan that results in the loss of control by the transferors. This is commonly referred to as the step transaction doctrine. American Bantam Car Co. v. Commissioner, 11 T.C. 397 (1948),
                ---------------------------------------
     aff'd per curiam, 177 F.2d 513 (3d Cir. 1949), cert. denied, 339 U.S. 920
     ----------------                               ------------
     (1950); Rev. Rul. 70-140, 1970-1 C.B. 73 (control not met where the incorporation was followed by a planned disposition of stock). The courts have applied at least three different tests in determining whether the step transaction doctrine applies to these transactions:

          (1) End result test -- the separate transactions are combined when

     -------------------------

/35/ As discussed in Part II.B.1.c., supra, the Service interprets section
                                     -----
368(c) as requiring that the transferors own 80 percent of each class of
                                                           ---- -----
non-voting stock immediately after the exchange. See note 34, supra, citing
                                                 ---          -----  ------
Rev. Rul. 59-259, 1959-2 C.B. 115.

April 4, 1997
Page 46

              it appears that they are component steps of a single transaction and that each of the steps was intended to be taken for the purpose of reaching a specific end result. Minnesota Tea Co. v.
                                                         --------------------
              Helvering, 302 U.S. 609 (1938).
              ---------

          (2) Mutual interdependence test -- the separate transactions are combined when it appears that they are so interdependent that the legal relationships created by one transaction would be fruitless without the completion of the entire series of transactions. American Bantam Car Co. v. Commissioner, 11 T.C. at 405.
              ---------------------------------------

          (3) Binding commitment test -- the separate transactions are combined if there is a binding commitment to take the later steps. McDonald's Restaurants of Illinois, Inc. v. Commissioner, 688 F.2d
              --------------------------------------------------------
              520 (7th Cir. 1982).

          No single test is used predominantly, though the binding commitment theory is viewed as the prevailing standard in making the section 351 control determination./36/ For example, in Intermountain Lumber Co. &
                                                --------------------------
     Subsidiaries v. Commissioner, 65 T.C. 1025 (1976), the Tax Court summarized
     ----------------------------
     its standard as follows:

           [i]f the transferee, as part of the transaction by which shares were acquired, has irrevocably foregone or relinquished at that time the
                         --------------------
           legal right to determine whether to keep the shares, ownership in such shares is lacking for purposes of section 351. By contrast, if there are no restrictions upon freedom of action at the time he acquired the shares, it is immaterial how soon thereafter the transferee elects to dispose of his stock or whether such disposition is in accord with a preconceived plan not amounting to a binding obligation.

     Id. at 1031-32.  See also Priv. Ltr. Rul. 91-42-013 (July 17, 1991) (same).
     ---              --- ----
     In the instant case, we have assumed and the management of Image Sciences and FormMaker have represented to their best knowledge and belief that there is no plan or intention on the part of their

     --------------------------
/36/ See, e.g., Boris I. Bittker & James S. Eustice, Federal Income Taxation
     ---  ----                                       -----------------------
of Corporations and Shareholders, (P) 3.09, at 3-45, 3-46 (6th ed. 1994).
--------------------------------

April 4, 1997
Page 47

     respective shareholders to sell, transfer, or otherwise dispose of a number of shares of DocuCorp stock received in the Merger representing more than 20 percent of the voting power of all classes of DocuCorp voting stock (or more than 20 percent of the total number of any class of nonvoting stock issued in the Merger) to a person who has not made a significant transfer of property to DocuCorp. Given this, the control requirement will be satisfied immediately after the Merger.

               The Service may take a more aggressive position in its application of the step transaction doctrine. See, e.g., Rev. Rul. 54-96,
                                                    ---  ----
     1954-1 C.B. 111 (the issuance of stock by a new corporation in exchange for assets, when combined with a subsequent exchange of the issued stock for a minority interest in another corporation, did not qualify for tax-free treatment under either section 351 or 368(a)(1)(B)), modified, Rev. Rul.
                                                          --------
     56-100, 1956-1 C.B. 624./37/ The Service may attempt to apply the step transaction doctrine in a transaction where there is no legally binding commitment or obligation to consummate the subsequent steps of the transaction, so long as there is a prearranged plan to carry out the steps. However, based on our assumption and the representations noted in the preceding paragraph, the Former Shareholders do not have a prearranged integrated plan to dispose of the DocuCorp Common stock to be received in the Merger.

                   e. DocuCorp Must Not Be an Investment Company
                      ------------------------------------------

               Section 351 does not apply if the transfer of property is made to an "investment company." For this purpose, a transfer will be treated as having been made to an investment company if:

               (i) The [transaction] results, directly or indirectly, in
                   diversification of the transferors' interests, and





     ------------------------

/37/ In reaching its conclusion in Rev. Rul. 54-96, the Service stated the test as follows:


               The two steps of the transaction . . . were part of a prearranged integrated plan, and may not be considered independently of each other for Federal income tax purposes.

     Id. at 112.
     ---

April 4, 1997
Page 48

               (ii) The transferee is . . . a corporation more than 80 percent of the value of whose assets (excluding cash and nonconvertible debt obligations from consideration) are held for investment and are readily marketable stocks or securities . . . ./38/

               A transfer ordinarily results in the diversification of the transferors' interests if two or more persons transfer nonidentical assets to a corporation in the exchange. Treas. Reg. (S) 1.351-1(c)(5). In making the determination required in (ii), above, stock and securities in subsidiary corporations are disregarded and the parent corporation is deemed to own its ratable share of its subsidiaries' assets. A corporation is considered a subsidiary if the parent owns 50 percent or more of (1) the combined voting power of all classes of stock entitled to vote, or (2) the total value of shares of all classes of stock outstanding. Treas. Reg. (S) 1.351-1(c)(4). In the instant case, less than 80 percent of the value of the DocuCorp assets, the Image Sciences assets, and the FormMaker assets (excluding in each instance cash and nonconvertible obligations) are in the form of readily marketable stocks or securities. Thus, the Former Shareholders will not transfer their Image Sciences stock and FormMaker stock to an investment company.

               2. Non-Statutory Requirement of a Tax-Free Incorporation -- Valid
                  Business Purpose
                  --------------------------------------------------------------

          According to the Service, a transfer must serve a valid business purpose in order to qualify for tax-free treatment under section 351. Tech. Adv. Mem. 80-45-001 (Oct. 25, 1978) (issue one); Rev. Rul. 60-331,
     1960-2 C.B. 189 (transfer of stock to a controlled corporation in anticipation of a dividend was made solely for the purpose of qualifying for a dividends-received deduction and thus was not tax free under section
     351).  See also Caruth v. United States, 688 F. Supp. 1129 (N.D. Tex.
            --- ---- -----------------------
     1987), aff'd, 865 F.2d 644 (5th Cir. 1989). As previously discussed,/39/
            -----
     the Merger will serve a number of business purposes, including (1) expansion of services of FormMaker; (2) expansion of sales networks; (3) combination of knowledgeable and experienced personnel; (4) integration of technology; (5) consolidation of duplicative administrative functions to achieve cost savings; and (6) increased ability to achieve economies of scale. Accordingly, the business purpose requirement will be satisfied.

     ------------------------

/38/ Treas. Reg. (S) 1.351-1(c)(1).

/39/ See Part II.A.2.a., supra.
     ---                 -----

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Page 49

          3. Effect of a Possible Offering
             -----------------------------

          In determining if the Merger qualifies as an exchange that satisfies the requirements of section 351(a), a Possible Offering should not have any effect because, as previously discussed, such an Offering, if it occurs, should be treated as separate and independent of the Merger./40/ However, even if a Possible Offering occurs and is combined with the Merger, the Merger nevertheless will qualify as an exchange under section 351. The issues raised by combining such an Offering with the Merger are (1) whether the persons who purchased stock in the Offering are treated as members of the transferor group for section 351 purposes, and, if so (2) whether such transferors are in control of DocuCorp immediately after the Offering.

          In this regard, for purposes of section 351, if a person acquires stock of a corporation from an underwriter in exchange for cash in a qualified underwriting transaction, the person who acquires stock from the underwriter is treated as transferring cash directly to the corporation in exchange for stock of the corporation and the underwriter is disregarded. A "qualified underwriting transaction" is a transaction in which a corporation issues stock for cash in an underwriting in which either the underwriter is an agent of the corporation or the underwriter's ownership of the stock is transitory. Treas. Reg. (S) 1.351-1(a)(3) (effective for qualified underwriting transactions occurring on or after May 1, 1996).

       In the instant case, a Possible Offering, if it occurs, will satisfy the requirements for a qualified underwriting transaction. Thus, persons who acquire stock from the underwriters would be treated as members of the transferor group for section 351 purposes, and all of the transferors (i.e., the Former Shareholders and the persons who acquired DocuCorp stock
      ----
     in the Possible Offering) would be in control of 100 percent of the DocuCorp stock immediately after the Offering. Therefore, a Possible Offering, if it occurs, will not cause the Merger to fail the "control immediately after the exchange" requirement./41/

     ------------------------

/40/ See Part II.A.1.a.(1)., supra, for a discussion of the separate and
     ---                     -----
independent nature of the Possible Offering and the Merger.

/41/ Moreover, if a Former Shareholder were to sell DocuCorp Common Stock in the Possible Offering (a Secondary Stock Sale), such a sale should not affect the tax-free treatment of the Merger under section 351 because, as previously discussed, a Secondary Stock Sale would be separate and independent of the Merger.  See Part II.A.1.a.(1)., supra, for a discussion
                            ---                     -----
of the separate and independent nature of a secondary stock sale and the
Merger.  The Service has
                                                                  (continued...)
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          4. Effect of the Possible Redemption
             ---------------------------------

          Notwithstanding that a transaction qualifies for tax-free treatment under section 351(a), the transferors of property to a controlled corporation are required to recognize gain if they are treated as having received property or money in addition to stock of the controlled corporation. In pertinent part, section 351(b) states:

       [i]f subsection (a) would apply to an exchange but for the fact that there is received, in addition to stock permitted to be received under subsection (a), other property or money, then--

          (1) gain (if any) to such recipient shall be recognized, but not in excess of--

          (A) the amount of money received, plus

          (B) the fair market value of such other property received. . . .

     Code (S) 351(b). If the redemption of DocuCorp Class B Common Stock is treated as money or other property received by the redeeming Former Shareholder as part of the Merger, such shareholder would be required to recognize gain under section 351(b). However, a redemption of DocuCorp Class B Common Stock should not be treated as money or other property received by a redeeming Former Shareholder, because the stock becomes

     --------------------

     /41/(...continued)
adopted this position in the context of a stock-for-stock reorganization. See Gen. Couns. Mem. 30,420 (Dec. 11, 1957)(an exchange of target stock for acquiring company stock, followed by the sale of some of the acquiring company stock on the same day as part of a public offering, are not interdependent and cannot be considered as one transaction).

     Further, we have assumed and the management of Image Sciences and FormMaker have represented that to their best knowledge and belief, there is no plan or intent on the part of their respective shareholders to sell, transfer, or otherwise dispose of a number of shares of DocuCorp stock received in the Merger representing more than 20 percent of the voting power of all classes of DocuCorp voting stock (or more than 20 percent of the total number of any class of nonvoting stock issued in the Merge) to a person who has not made a significant transfer of property to DocuCorp.

April 4, 1997
Page 51

     redeemable only after a significant period of time has elapsed. Moreover, the redemption right becomes exercisable only through events that are beyond the control of the Former Shareholders./42/ Accord Rev. Rul. 78-142,
                                                        ------
     1978-1 C.B. 111 (rescission rights were ignored because triggering events were beyond the control of the shareholder).

               The payment or assumption by the controlled corporation of the shareholder's appraisal fees, legal fees, and shipping and packaging expenses incurred in connection with a tax-free incorporation is not considered money or other property under section 351(b). Rev. Rul. 74-477, 1974-2 C.B. 116. In addition, for the reasons discussed in connection with the stock-for-stock exchange,/43/ DocuCorp's future obligations with respect to the Former Shareholders' registration rights should not constitute money or other property under section 351(b).

               5. Interaction With Reorganization Provisions
                  ------------------------------------------

               As previously indicated, the Merger actually involves two merger transactions -- one involving Image Sciences and one involving FormMaker. Both transactions, when taken together, will qualify as an exchange that satisfies the requirements of section 351. This conclusion will not change if one or both merger transactions also qualify as reorganizations under section 368(a). Rev. Rul. 70-433, 1970-2 C.B. 82. Conversely, a transaction that does not constitute a reorganization standing alone can still qualify for section 351(a) treatment even if it is combined with another transaction that does qualify as a section 368 reorganization.
     Rev. Rul. 76-123, 1976-1 C.B. 94; Rev. Rul. 68-357, 1958-2 C.B. 144. Thus,
     if the Service were to successfully challenge the reorganization status of the Merger as it applies to either Image Sciences or FormMaker, section 351(a) will nevertheless apply to such component of the Merger.


     -----------------------

/42/ The redemption of DocuCorp Class B common Stock conceivably could be treated as a sale of stock to the DocuCorp shareholders who are required to subscribe to DocuCorp Class A Common Stock. However, in Rev. Rul. 79-194, 1979-1 C.B. 145 (Situation 1), the Service concluded that a contribution of property to a corporation by two parties in exchange for stock, followed by a pre-arranged transfer of stock between those two parties, does not affect the control requirement because both parties are treated as transferors of property to the corporation. Thus, such a characterization would not cause a loss of "control" under section 351.

/43/ See Part II.A.1.b.(5)., supra.
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Page 52

          6.  Conclusion
              ----------

          For the foregoing reasons, the Merger will qualify as an exchange that satisfies the requirements of section 351(a). The transfer of property (the Image Sciences Common Stock, Image Sciences Preferred Stock, and FormMaker Common Stock) was made by one or more transferors (the Former Shareholders) solely in exchange for stock (of DocuCorp); the transferors will be treated as in control of DocuCorp immediately after the Merger; DocuCorp will not be considered an investment company; and the Merger was accomplished for a number of business reasons.

     D.   Summary of Federal Income Tax Consequences
          ------------------------------------------

          As the analysis in the Part II. indicates, and subject to the conditions and limitations contained herein, in our opinion the Merger will qualify either as a tax-free reorganization under section 368(a) or as an exchange that satisfies the requirements of section 351(a). As a result, the following tax consequences will occur.

          1. No gain or loss will be recognized for federal income tax purposes by Image Sciences, FormMaker, DocuCorp, the Texas Sub, and the Georgia Sub as a result of the Merger. Code (S) 361(a).

          2. No gain or loss will be recognized by holders of Image Sciences Common Stock as a result of the conversion of their shares of Image Sciences Common Stock into shares of DocuCorp Class B Common Stock pursuant to the Merger. Code (S)(S) 351(a), 354(a)(1). The tax basis of the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Common Stock will equal the tax basis of such holder's shares of Image Sciences Common Stock converted in the Merger. Code (S) 358(a)(1). The holding period for the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Common Stock will include the holding period for the shares of Image Sciences Common Stock of such holder exchanged in the Merger. Code (S) 1223(1).

          3. No gain or loss will be recognized by holders of Image Sciences Preferred Stock as a result of the conversion of their shares of Image Sciences Preferred Stock into shares of DocuCorp Class B Common Stock pursuant to the Merger. Code (S)(S) 351(a), 354(a)(1). The tax basis of the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Preferred Stock will equal the tax

April 4, 1997
Page 53

             basis of the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Preferred Stock will equal the tax basis of such holder's shares of Image Sciences Preferred Stock converted in the Merger. Code (S) 358(a)(1). The holding period for the shares of DocuCorp Class B Common Stock received by each holder of Image Sciences Preferred Stock will include the holding period for the shares of Image Sciences Preferred Stock of such holder converted in the Merger. Code (S) 1223(1).

          4. No gain or loss will be recognized by holders of FormMaker Common Stock as a result of the conversion of their shares of FormMaker Common Stock into shares of DocuCorp Class A Common Stock pursuant to the Merger. Code (S)(S) 351(a), 354(a)(1). The tax basis of the shares of DocuCorp Class A Common Stock received by each holder of FormMaker Common Stock will equal the tax basis of such holder's shares of FormMaker Common Stock converted in the Merger. Code (S) 358(a)(1). The holding period for the shares of DocuCorp Class A Common Stock received by each holder of FormMaker Common Stock will include the holding period for the shares of FormMaker Common Stock of such holder converted in the Merger. Code (S) 1223(1).

                                    Very truly yours,



                                    STEPTOE & JOHNSON LLP